UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	DefinitiveAdditional Materials
☐	Soliciting Material under § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held as follows:

When:	Where:

May 6, 2021 1:00 p.m. Pacific Time	Virtual Meeting www.meetingcenter.io/226058748

Items of Business:

The purpose of the 2021 Annual Meeting of Stockholders is to consider and take action on the following:

1.

To elect the nine directors named in the proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To vote on an advisory resolution to approve named executive officer compensation.

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 1, 2022.

4.	To vote on a stockholder proposal regarding action by written consent, if properly presented at the meeting.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:

Holders of Cadence Design Systems, Inc. common stock at the close of business on March 8, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting of Stockholders and any adjournment or postponement thereof.

How to Vote:

Your vote is important to us. Please cast your vote promptly via the internet, telephone or mail. Specific instructions on how to vote are included in the Notice of Internet Availability of Proxy Materials that Cadence will mail to its stockholders as of the Record Date on or about March 26, 2021. You will also be able to vote your shares electronically during the virtual 2021 Annual Meeting.

How to Attend:

Due to the public health impact of the COVID-19 pandemic, Cadence’s 2021 Annual Meeting will be held online at www.meetingcenter.io/226058748 via live audio webcast. Stockholders will be able to attend and participate in the annual meeting online, vote their shares electronically, view the list of registered stockholders as of the Record Date and submit questions through the virtual meeting platform during the meeting. Please refer to the “Information About the Annual Meeting” section of this proxy statement for detailed instructions on how to register for and attend the 2021 Annual Meeting.

By Order of the Board of Directors,

San Jose, California March 26, 2021	Alinka Flaminia Senior Vice President, Chief Legal Officer and Corporate Secretary

PROXY STATEMENT

LETTER FROM THE CHAIRMAN OF THE BOARD

Dear Cadence stockholders:

My fellow directors and I have been keenly focused this year on overseeing the execution of Cadence’s business strategy and prudent risk management while navigating the evolving challenges presented by COVID-19. I am pleased to communicate with you about several of the board’s priorities and actions since the 2020 annual meeting. The board of directors of Cadence represents your interests as we work towards creating sustainable long-term value in an uncertain and dynamic environment.

Business Strategy and Risk Management

Over the past year, the board and management of Cadence oversaw unprecedented adjustments to our operations in order to safeguard the health and well-being of our employees, customers, vendors and our broader communities. As the pandemic unfolded, we transitioned from approximately 50 global sites to a distributed workforce in over 8,000 homes. Our leadership and employees have risen to the challenge and have maintained high levels of innovation and productivity during this difficult time, enabling us to effectively execute on our strategic priorities and achieve outstanding business results.

In 2020, we continued to further our Intelligent System Design™ strategy to deliver computational software, hardware and IP offerings to customers that are innovating the next generation of electronic products and systems that keep us safe, healthy and connected. I am proud that the company’s agility and resilience have enabled us to accelerate our momentum at marquee customer accounts, expand our portfolio through compelling acquisitions and organic growth, and win customers in targeted vertical segments.

Corporate Social Responsibility and Human Capital Management

If there is a silver lining to a year marked by extraordinary macro challenges, it is that it has served as a reminder of the importance of community and connection. Our One Cadence–One Team culture underpins our firm belief that the best ideas come from inclusive collaboration, and that a diverse, highly supported and engaged workforce is critical to the foundation of our business success. The events of this year have prompted us to intensely focus on the physical and mental health of our employees, and further our deep commitment to address gender and racial disparities in our workforce, which remain a particular challenge in our industry.

In 2020, we continued to expand and deepen our environmental initiatives. Among our efforts to be a responsible organization that positively impacts society, we are actively investing in initiatives to help combat global climate change by reducing our environmental footprint. Using 2019 as a baseline, we have set a target to reduce our greenhouse gas Scope 1 and Scope 2 emissions by 15% by 2025. In addition, Cadence continues to advance technologies that enable the design of high-performance systems with progressively lower power consumption, an essential driver for the electronics industry that ripples through our ecosystem.

I encourage you to review the Corporate Social Responsibility section of this proxy statement, as well as our 2020 Sustainability Report, which is available on the Corporate Social Responsibility page at www.cadence.com, for more information on all of our environmental, social and governance initiatives.

1

Ongoing Board and Management Succession Planning

Succession planning at the board and senior management levels remains a key focus. We discuss board refreshment regularly as we work to ensure that the board continues to be comprised of individuals with relevant expertise, integrity, experience, skills, judgment, and diversity of background. In January 2021, we appointed Julia Liuson to the board and its strategy committee. Julia brings to our board deep technology and operational expertise coupled with strong domain knowledge from her long-time service as an executive at Microsoft. We also adjusted the composition of several of our board committees, including appointing Lewis Chew as audit committee chair, in 2020.

Earlier this month, our colleague Sue Bostrom decided to step down from the board upon the expiration of her term at the upcoming 2021 annual meeting. My fellow directors and I thank her for her dedicated long-time service, including her steadfast leadership of our strategy committee. Cadence benefited greatly from the perspectives that Sue brought to the boardroom, and as we look to the future of Cadence’s board, we remain committed to seeking out diverse leaders who can apply their unique and valuable experiences to the stewardship of our company.

Focus on Corporate Governance and Stockholder Engagement

We regularly review our corporate governance in light of common practices at fellow S&P 500 companies, investor guidelines and alignment with Cadence’s strategy and needs. In addition, because we believe that our stockholders play an important role in governance, senior management and I lead a robust stockholder engagement program every year to better understand your viewpoints. After the 2020 annual meeting, we conducted outreach with stockholders representing approximately 65% of our then-outstanding shares to discuss a variety of governance topics, including lowering the ownership threshold for stockholders to call special meetings. In response to the feedback that we received, we amended our Bylaws in February 2021 to reduce such ownership threshold to 15% of the company’s outstanding shares of common stock, down from 25%.

Other topics we have discussed with stockholders since the 2020 annual meeting include Cadence’s sustainable business practices, board composition and refreshment, our COVID-19 response and experience, culture, diversity, equity and inclusion, and executive compensation. Stockholders also have the opportunity to communicate their views at Cadence’s annual meeting or by writing to us at the address provided in the section of this proxy statement entitled “Communication with Directors.”

We encourage you to read this proxy statement and vote your shares, irrespective of whether you plan to attend the annual meeting. Your vote is important to us.

Thank you for your continued support of Cadence.

Sincerely,

John B. Shoven, Ph.D.

Chairman of the Board

2

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

Board:

  ✓  Independent director serving as Chair of the Board of   Directors of Cadence (the “Board”)

  ✓  Substantial majority of independent directors – eight of the   nine director nominees are independent

  ✓  Audit Committee, Compensation Committee and Corporate   Governance and Nominating Committee comprised entirely of   independent directors

  ✓  Regular executive sessions of the independent directors

  ✓  Annual Board and committee evaluations – overseen by   Corporate Governance and Nominating Committee

  ✓  Board refreshment and succession planning

  ✓  Annual CEO and senior leadership succession review

  ✓  Robust Code of Business Conduct

  ✓  Robust insider trading and related party transactions    policies

  ✓  Committee authority to retain independent advisors

  ✓  Stock Ownership Guidelines – each non-employee director    required to hold Cadence shares valued at a minimum of    $320,000 within five years of appointment or election

  ✓  Proactive, ongoing and responsive stockholder    engagement program, including direct involvement by the    Board

  ✓  Board continuing education – new director orientation and    continuing education on critical topics and issues

Stockholder Rights:	Compensation:

  ✓  No “poison pill” (stockholders’ rights plan)

  ✓  No dual class common stock structure

  ✓  Ability to act by written consent

  ✓  Ability to call a special meeting

  ✓  Proxy access

  ✓  No supermajority voting requirements

  ✓  Robust stockholder engagement program

  ✓  Directors elected by majority vote in an uncontested election

  ✓  All directors elected annually (no classified Board structure)

  ✓  Annual Say-on-Pay stockholder vote

  ✓  Clawback Policy

  ✓  Prohibition on hedging of Cadence securities

  ✓  Use of an independent compensation consultant

  ✓  Stock Ownership Guidelines – each executive officer    required to hold Cadence shares valued at a minimum of    (i) 3X annual base salary for the CEO and (ii) 1X annual    base salary for all other executive officers, in each case    within five years of appointment

3

CORPORATE GOVERNANCE PRACTICES

Cadence is governed by the Board and the committees of the Board, which meet throughout the year. Cadence and its Board are committed to sound corporate governance, which helps Cadence compete more effectively, sustain its success and build long-term stockholder value. The Board and management regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents, including the charters of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and Strategy Committee, the Code of Business Conduct, the Related Party Transaction Policies and Procedures and the Board’s Corporate Governance Guidelines, are available on the Corporate Governance page at www.cadence.com. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which cover various topics relating to the Board and its activities, including the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures, Board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee annually reviews the Corporate Governance Guidelines, which may be amended by the Board at any time, and were most recently amended in February 2021.

Code of Business Conduct

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials and others. The Code of Business Conduct applies to Cadence’s directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition to continued service or employment with Cadence. The Code of Business Conduct covers topics including integrity, diversity and inclusion, health and safety, confidentiality of assets and information, conflicts of interest, anonymous reporting of non-compliance, compliance with federal and state securities laws, employment practices, political contributions, payment practices and compliance with competition, anti-corruption and other laws and regulations.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board. Any waivers for other employees may be granted only by the Chief Executive Officer or the Chief Legal Officer or their respective designees. To the extent required under applicable U.S. Securities and Exchange Commission (the “SEC”) rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer by filing a Current Report on Form 8-K with the SEC or posting such information on its website at www.cadence.com.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines for Cadence’s directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each non-employee member of the Board is required to hold shares of Cadence common stock with a value of at least $320,000 within five years of the date of his or her initial appointment or election to the Board. Cadence’s Chief Executive Officer is required to hold shares of Cadence common stock with a value of at least three times his or her annual base salary within five years of the date of his or her appointment, and Cadence’s other executive officers are required to hold shares of Cadence common stock with a value of at least his or her annual base salary within five years of the date of his or her appointment.

As of the Record Date, all directors and executive officers met the stock ownership guidelines applicable to them.

4

Anti-Hedging Policy and Trading Restrictions

Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits Cadence’s directors, executive officers and all other Cadence employees (and their respective family and household members) from hedging their ownership of Cadence securities (regardless of whether such securities were granted as compensation or are otherwise held, directly or indirectly, by such employee or director), including by purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or trading in publicly-traded options, puts, calls or other derivative instruments related to Cadence securities. Cadence’s Securities Trading Policy also prohibits short-sales and similar transactions, and requires pre-approval by Cadence of pledges of Cadence stock or deposits of Cadence stock in margin accounts. None of Cadence’s executive officers currently or in the last fiscal year has pledged any Cadence common stock under this policy.

CORPORATE SOCIAL RESPONSIBILITY

Cadence’s commitment to corporate social responsibility and its environmental, social and governance (“ESG”) initiatives create value for the company and all of its stakeholders. Especially during these unprecedented times, Cadence has made the health and well-being of our employees our top priority. Their resilience has enabled us to continue to grow our business, deliver strong financial results, and advance sustainability efforts that benefit our customers, investors, and communities throughout the past year despite operational challenges caused by COVID-19. We believe that as a global leader in electronic design whose offerings enable the world’s most innovative companies to bring to market products that transform the way people live, work, and play, Cadence has an opportunity and a responsibility to be an organization that positively impacts society. As we work towards this goal, Cadence is committed to building ethical and sustainable business operations and supply chains, and maintaining governance structures that are in line with the best practices of our peers.

COVID-19 Response and Action

Cadence has a people-first philosophy that shapes our company culture and drives how we run our business. When faced with the unprecedented challenges presented by the COVID-19 pandemic, we adapted rapidly to promote the safety, health, and well-being of our employees, customers, vendors and our broader communities. Cadence made contributions to several COVID-19 funds, purchased and donated thousands of masks to hospitals in areas of the United States in greatest need of personal protective equipment, and doubled our employee donation match limits in 2020.

The vast majority of our employees have worked from home since March 2020. We provided employees with additional time off to focus on themselves and their families and provided cash stipends to assist with telecommuting expenses and to enhance employees’ home working environment. Additionally, we enhanced our global employee assistance programs to connect employees and their families with resources, information, and counseling to address the evolving challenges presented by the pandemic, such as increased anxiety or stress.

Diversity and Inclusion

Embracing diversity and fostering inclusion are key tenets of our One Cadence–One Team culture. We believe diversity plays a crucial role in bringing strengths and talents to the workplace, leading to broad and creative thinking and, ultimately, innovation. We recognize that gender and racial disparities remain a challenge in our industry and Cadence is deeply committed to addressing this issue. Our key programs and initiatives, which are described in more detail in our 2020 Sustainability Report located at www.cadence.com, are focused on improving diversity in our hiring pipeline, increasing recruiting and engagement efforts in underrepresented communities, providing career support for top women, Black and Latinx talent, maintaining pay equity among our employees, raising awareness of unconscious biases in management, and nurturing an inclusive community. For example, we partner with organizations such as the National Society of Black Engineers, Society of Hispanic Professional Engineers, Out in Tech, and Society of Women Engineers and provide scholarships to women and Black and Latinx students in technology to promote a broad and diverse candidate pool. Cadence also provides diverse top talent with specialized coaching, mentorship and other career support. We work hard to build an inclusive workplace community for all of our employees, including sponsoring inclusion groups for Black, Latinx, LGBTQ+, veterans, and women employees in the United States to foster dialogue and promote awareness, and providing unconscious bias training to our managers globally.

5

2020 Human Capital Highlights

Pay Equity	Company-Wide Attraction & Retention

Cadence maintained global salary pay parity based on gender and U.S. salary pay parity based on race and ethnicity.	Our 32% headcount growth over the last five years and average tenure of 7.1 years reflect our efforts to create an environment that attracts and retains high-performing talent.

Great Place to Work	Hiring and Retention of Women

We have been recognized as one of the top places to work by Fortune magazine for the past six years and by the Great Place to Work Institute in 14 countries where we participate. Of the employees surveyed, 93% say Cadence is a great place to work and 94% say they are proud to tell others they work at Cadence.

Twenty-three percent of all new hires were women and 30% of early career* and intern hires were women. Women comprised 23% of our global workforce, and filled 20% of our technical roles, 45% of our non-technical roles, and 17% of all management positions.

  *  under the age of 30 working in entry-level positions

Environmental Sustainability

Reducing our environmental footprint, including doing our part to combat climate change, is important to Cadence, our employees, and our external stakeholders. We are pleased to report a greenhouse gas reduction target of 15% by 2025 over our 2019 baseline emissions. The goal covers Scope 1 and Scope 2 emissions for all Cadence owned and leased properties and is informed by the Science Based Target Initiative and the 2°C Scenario. Scope 2 emissions are calculated based on market-based figures.

2025 Target CO 2 e 15% Reduction

Supply Chain Management

We are committed to extending our rigorous governance standards to our partners with whom we do business. As such, we published our inaugural Supplier Code of Conduct in 2020. We shared this code with all of our suppliers and we required new suppliers in North America, Europe, the Middle East and Africa to acknowledge the code. Since the rollout of this program, 100% of new suppliers in these regions acknowledged the code. In 2020, we also developed a supplier questionnaire to better understand our upstream ESG risks and opportunities, including a focus on diversity in our supply chain, which we began distributing to new suppliers in 2020 and are rolling out to existing suppliers in 2021.

Oversight and Management of Corporate Social Responsibility

Our Board, through its Corporate Governance and Nominating Committee, oversees Cadence’s corporate social responsibility program and the progress of our ESG efforts, matters and initiatives. The Corporate Governance and Nominating Committee formally reviews our ESG efforts and climate-related issues within the organization regularly and reports to the Board on such programs at least annually. The Board and its Compensation Committee oversee the administration of the company’s employee benefits, including health and compensation plans.

For more information on Cadence’s ESG strategy, programs and activities, see Cadence’s 2020 Sustainability Report, which is available on the Corporate Social Responsibility page at www.cadence.com. Cadence’s Sustainability Report and website are not part of or incorporated by reference into this proxy statement.

6

BOARD OF DIRECTORS

OVERVIEW AS OF THE RECORD DATE

DIRECTOR EXPERTISE Compensation/Talent Management 10 Corporate Governance 9 Cybersecurity 4 Financial Expertise 7 Government/Regulatory/Public Policy 4 International 8 Marketing 7 Operations 7 Risk Management 8 Strategic Planning 7 Industry 5

BOARD COMPOSITION AT A GLANCE Ethnic Diversity Gender Diversity 4 3 6 7 Non-White White Women Men Independence Tenure 1 3 3 9 4 Independent 0-5 Years 6-10 Years Not Independent 11+ Years

Years BOARD REFRESHMENT Since the Beginning of 2020 Cadence Added 3 3 2 2 new independent women ethnically diverse directors directors directors directors

BOARD MEMBERSHIP

The Board currently consists of ten members: Mark W. Adams, Susan L. Bostrom, Ita Brennan, Lewis Chew, Julia Liuson, James D. Plummer, Alberto Sangiovanni-Vincentelli, John B. Shoven, Young K. Sohn and Lip-Bu Tan. Roger S. Siboni and Mary Agnes Wilderotter served on the Board in fiscal 2020 but did not stand for re-election at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Ms. Liuson was appointed to the Board in January 2021.

Ms. Bostrom is not standing for re-election but will serve on the Board until the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The size of the Board has been reduced to nine members, effective upon the Annual Meeting. Cadence remains committed to ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience, and backgrounds, and effectively represent the long-term interests of stockholders. See “Director Qualifications and Diversity of Background” below for more information.

7

DIRECTOR INDEPENDENCE

The Board determines director independence in accordance with the Corporate Governance Guidelines, which require that at least a majority of the Board be “independent” within the meaning of the listing standards of the Nasdaq Stock Market. To be “independent” under the Nasdaq listing standards, a director must not be an executive officer or employee of the company and must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board considers all relevant facts and circumstances in conjunction with the guidelines provided by the Nasdaq listing standards.

CURRENT INDEPENDENT DIRECTORS

Among the current members of the Board, the Board has determined that Mses. Bostrom, Brennan and Liuson, Drs. Plummer, Sangiovanni-Vincentelli and Shoven, and Messrs. Adams, Chew and Sohn are independent directors within the meaning of the Nasdaq listing standards. Mr. Tan, the CEO of Cadence, is not deemed independent. The Board previously determined that Mr. Siboni and Ms. Wilderotter, who served on the Board until the 2020 Annual Meeting, were independent directors within the meaning of the Nasdaq listing standards.

BOARD LEADERSHIP

Mr. Tan serves as CEO, and Dr. Shoven, an independent director, serves as Chairman of the Board. The Board believes that at this time, Cadence and its stockholders are best served by this leadership structure because it is valuable to have a strong independent leader, separate from the CEO, assisting the Board in fulfilling its role of overseeing management and Cadence’s risk management practices. While the Corporate Governance Guidelines permit the roles of the Chair and the CEO to be filled by the same or different individuals, a lead independent director would be required if the roles were to be combined. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on the Board’s assessment of Cadence’s needs and leadership from time to time.

PROCESS FOR SELECTING DIRECTOR NOMINEES AND CANDIDATES

The Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. The Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate skills and characteristics required of directors (such as integrity, experience, judgment, diversity of background, independence, ability to commit sufficient time and attention to Board activities, understanding of Cadence’s products, technologies and strategy, and the specific skills set forth under “Director Nominee Qualifications, Skills and Experience” below in Proposal 1) in the context of the current composition of the Board and its committees.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

Stockholders who wish to recommend a prospective candidate for the Board must notify Cadence’s Corporate Secretary in writing with the supporting materials required by Cadence’s Bylaws as described under “Information About the Annual Meeting” below and any other material the stockholder considers necessary or appropriate in order for their recommended candidate to be considered by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any such candidate in the same manner as it evaluates candidates recommended from other sources.

8

DIRECTOR ATTENDANCE

During the fiscal year ended January 2, 2021, the Board held nine meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2020. The Corporate Governance Guidelines encourage directors to attend the annual meeting of stockholders, and all of Cadence’s then-serving directors attended the 2020 Annual Meeting.

INDEPENDENT DIRECTOR MEETINGS

Pursuant to the Corporate Governance Guidelines, Cadence’s independent directors meet separately at least twice each year and Dr. Shoven, the independent Chair of the Board, presides over meetings of the independent directors.

BOARD EVALUATIONS

The Board is committed to reviewing its performance through an annual evaluation process. Through the evaluations, the Board assesses its processes, meetings, planning and overall effectiveness. The directors provide feedback on the Board and its committees through questionnaires and interviews with an independent third party. The independent third party reviews the results and feedback provided by the directors and follows up with the directors regarding their evaluations. At a Board meeting each year, the independent third party, with the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee, presents the findings to the Board. Any findings that require additional consideration are addressed at subsequent Board and committee meetings, as appropriate.

BOARD SUCCESSION PLANNING

Board succession planning is a regular topic for discussion at Board meetings. The Corporate Governance and Nominating Committee reviews with the Board at least annually the appropriate experience, skills and characteristics required of Board members in the context of the current composition of the Board, with a focus on ensuring that the Board has the expertise, integrity, experience, skills, judgment and diversity of background (including, among other factors, race, ethnicity and gender) needed to govern Cadence now and in the future. New directors undergo a robust orientation process overseen by the Corporate Governance and Nominating Committee that includes a series of briefings with senior management and other experts designed to enable new directors to quickly become active, knowledgeable and effective members of the Board. The briefings include profiles on Cadence’s business, industry, technology, financial landscape, people and culture, as well as corporate governance and regulatory matters.

CEO AND MANAGEMENT SUCCESSION PLANNING

The Board is actively engaged and involved in the succession planning of Cadence’s management. The Compensation Committee regularly discusses and annually reports to the Board with respect to CEO succession planning, including policies for CEO selection and succession in the event of incapacitation, emergency situations, operational needs, retirement or removal of the CEO and evaluations of and development plans for potential successors to the CEO. In addition, the Compensation Committee, in consultation with the CEO, regularly discusses and annually reviews senior leadership succession planning and reports to the Board with respect to Cadence’s management development program and succession planning.

9

BOARD RISK OVERSIGHT

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation, but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management but has delegated the oversight of certain risks to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee as set forth in the table below.

Committee	Primary Areas of Risk Oversight

Audit Committee	Cadence’s financial condition, financial statements, financial reporting process, accounting, internal control and cybersecurity matters

Compensation Committee	Cadence’s overall compensation and senior leadership succession planning practices, policies and programs

Corporate Governance and Nominating Committee	Cadence’s corporate governance, the composition, structure and evaluation of, and succession planning for, the Board and its committees, ESG practices, and review and approval of related party policy and transactions

The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

For example, the COVID-19 pandemic introduced novel risks to our business in 2020. Accordingly, the Board took and continues to take an active role in overseeing the company and its management’s response to the crisis. Starting from March 2020, the Board has discussed with management at least quarterly the impact of the COVID-19 pandemic on Cadence’s employees, operations, business, and global communities, as well as the company’s risk mitigation strategies.

In particular, cybersecurity risks have increased during the COVID-19 pandemic as more companies and individuals are working remotely and through less secure network connections. Cadence’s Information Security team works to identify and prevent this type of risk, with oversight by the Audit Committee. Senior management, including our Chief Information Security Officer, updates our Board of Directors and Audit Committee on our cybersecurity performance and risk profile quarterly. During the COVID-19 pandemic, the Audit Committee and our senior management have been focused on ensuring that Cadence has secure remote access with trusted devices, endpoint security controls and infrastructure resiliency. As part of this process, we enhanced our security incident response procedures to address risks specific to remote working conditions. In the event of a data breach, we have documented response procedures and a cybersecurity insurance policy to cover certain losses from a data breach. In 2020, we also reviewed and further revised the company’s mandatory data privacy and cybersecurity training for employees. Overall, we believe in implementing effective cybersecurity practices to counteract evolving risks, and we structure our data privacy and security program to align with the EU, National Institute of Standards and Technology (NIST 800-*), and ISO 27001 standards and are ISO/IEC 27001:2013 certified.

10

COMMITTEES OF THE BOARD

The Board currently has the following committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and Strategy Committee. Each of these committees meets regularly, reports on its activities to the full Board, is authorized to engage external advisors and has a written charter that is approved by the Board and available on the Corporate Governance page at www.cadence.com. The table below shows the current composition of the committees.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance	Strategy

Mark W. Adams				✓

Susan L. Bostrom*		✓	✓

Ita Brennan	✓

Lewis Chew

Julia Liuson					✓

James D. Plummer	✓

Alberto Sangiovanni-Vincentelli			✓		✓

John B. Shoven	✓	✓	✓	✓

Young K. Sohn					✓

Lip-Bu Tan					✓

  Committee Chair    ✓ Member

*	Ms. Bostrom is not standing for re-election at the Annual Meeting.

Audit Committee

The Board has determined that all four members of the Audit Committee are “independent” as defined by the Nasdaq listing standards applicable to audit committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Ms. Brennan, Mr. Chew, and Dr. Shoven are “audit committee financial experts” as defined in rules promulgated by the SEC.

The Audit Committee charter was last amended in February 2021 and complies with the Nasdaq listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and discharging Cadence’s independent registered public accounting firm;

•	Pre-approving (or where permitted by SEC rules, subsequently approving) all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•	Engaging in dialogues with the independent registered public accounting firm with respect to any relationships or services between Cadence and the independent registered public accounting firm that may impact the objectivity and independence of the independent registered public accounting firm;

•	Reviewing audit and internal quality control procedures, the results of the annual audit and any audit problems, difficulties or significant disagreements with management;

•	Reviewing Cadence’s annual and quarterly financial statements, annual reports on Form 10-K and quarterly reports on Form 10-Q, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on Form 10-K;

11

•	Reviewing and assessing the adequacy and effectiveness of Cadence’s internal controls and procedures, disclosure controls and procedures, and Cadence’s guidelines, policies and practices with respect to risk assessment and risk management as they relate to Cadence’s financial condition, financial statements, financial reporting process and accounting matters, cybersecurity, and overseeing financial risk exposures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by Cadence regarding accounting, internal controls, auditing or violations of federal securities law matters.

The Audit Committee held six meetings during fiscal 2020. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee is currently comprised of three members, each of whom the Board has determined to be “independent” as defined by the Nasdaq listing standards applicable to compensation committee members and satisfies the applicable independence standards under the Exchange Act for compensation committee service. All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

The Compensation Committee may delegate its authority over certain matters to management when it deems it to be appropriate and in the best interests of Cadence. In fiscal 2020, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer compensation in fiscal 2020 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend Cadence’s Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors, and the Compensation Committee did not delegate any authority with respect to the consideration and determination of director compensation in fiscal 2020.

The Compensation Committee charter was last amended in February 2021. The duties and responsibilities of the Compensation Committee include:

•	Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any director who is also a Cadence employee, and evaluating the performance of the CEO and any employee director in light of those goals and objectives;

•	Overseeing the evaluation of Cadence’s management;

•	Reviewing at least annually Cadence’s senior leadership succession planning in consultation with the CEO;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation;

•	Reviewing annually an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Compensation Committee or management, who are involved in determining or recommending executive or Board compensation; and

12

•	Assessing the independence of any consultants or other outside advisors that the Compensation Committee selects or receives advice from, and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee.

The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence stockholders. In fiscal 2020, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC, for advice regarding the compensation of Cadence’s executive officers and Board. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and certain other employees and providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence. Pursuant to the factors set forth in Item 407 of Regulation S-K promulgated by the SEC and the Nasdaq listing standards, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

In determining the compensation of Cadence’s executive officers, including Cadence’s named executive officers (as defined below in “Compensation Discussion and Analysis”), the Compensation Committee considers the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	Cadence’s Securities Trading Policy, which restricts certain transactions in Cadence’s securities, prohibits hedging by members of the Board and all employees and requires executive officers and members of the Board to obtain permission from the Chief Legal Officer before trading any shares of Cadence common stock, except those transactions expressly permitted in such policy;

•	Cadence’s Clawback Policy, which, in the event of a restatement of Cadence’s reported financial results, allows Cadence to seek to recover or cancel performance-based bonuses and equity awards made to executive officers to the extent that performance goals would not have been met under such restated financial results;

•	Caps on bonus awards to limit windfalls; and

•	The consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the named executive officers.

The Compensation Committee held three meetings during fiscal 2020.

13

Corporate Governance and Nominating Committee

The Board has determined that all four members of the Corporate Governance and Nominating Committee are “independent” as defined by the Nasdaq listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2021. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Considering potential director candidates recommended by Cadence’s management and stockholders in the same manner as nominees identified by the Corporate Governance and Nominating Committee; provided that, with respect to those candidates recommended by stockholders, such stockholders have provided Cadence with a notice that sets forth information as to such stockholders and director candidates in accordance with Cadence’s Bylaws;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each director’s performance and effectiveness and determining whether the Board desires his or her continued service;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related party transactions and recommending to the full Board for approval policies and procedures for the review, approval and ratification of such transactions and amendments to such policies and procedures;

•	Reviewing whether it is appropriate for a director to continue to serve as a member of the Board if his or her business responsibilities or personal circumstances change and making a recommendation to the Board as to any action to be taken with respect to such change;

•	Determining whether to approve any director (a) accepting employment, directorship, consulting engagement, advisory board position or any other affiliation with another company or (b) starting a new business which may be, or give the appearance of, a conflict of interest;

•	Overseeing the orientation program that Cadence provides to new directors and making recommendations regarding director continuing education programs; and

•	Overseeing Cadence’s policies and practices regarding corporate social responsibility and sustainability programs, including environmental / climate-related, social and governance (ESG) matters and initiatives, and reporting to the Board at least annually on such programs.

The Corporate Governance and Nominating Committee regularly discusses and annually reviews the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2020.

14

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to third parties and has the authority to approve those that involve amounts up to $200 million. The Finance Committee charter was last amended in July 2020.

The Finance Committee held three meetings during fiscal 2020.

Strategy Committee

The Strategy Committee, on behalf of the Board, assists and advises in the strategic planning process and in the development of long-term strategic plans for Cadence. The Strategy Committee charter was last amended in February 2019.

The Strategy Committee held two meetings during fiscal 2020.

COMPONENTS OF DIRECTOR COMPENSATION

The Compensation Committee, with input from its independent compensation consultant Semler Brossy, annually reviews and recommends to the Board the compensation program for directors who are not employees of Cadence. Directors who are Cadence employees, such as Mr. Tan, do not receive additional compensation for their service on the Board. In setting non-employee director compensation, the Compensation Committee considers the competitiveness of Cadence’s director compensation from a number of different perspectives, including average total compensation, aggregate compensation for the full Board and individual director compensation as differentiated by committee membership and leadership roles. The Compensation Committee also reviews Cadence’s director compensation relative to Cadence’s peer group, which is also used to determine market levels for executive compensation (see “Compensation Discussion and Analysis” below for more information).

15

The following table sets forth the components of the non-employee directors’ compensation for fiscal 2020:

Compensation Component	Director Compensation

Annual Retainer(1)	$80,000

Chair Fees

$80,000 for Chair of the Board(2)

$40,000 for Chair of the Audit Committee

$30,000 for Chair of the Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and Strategy Committee

Meeting Attendance Fees(3)	$2,000 per meeting attended in person or by videoconference $1,000 per meeting attended by telephone

Incentive Stock Award(4)	Incentive stock award with a grant date fair value of $190,000 for each non-employee director ($220,000 for a non-employee director serving as Chair of the Board) that fully vests on the first anniversary of the date of grant

New Director Equity Award (one-time grant)(5)	Each non-employee director who joins the Board may be granted incentive stock awards, stock options and restricted stock units (“RSUs”) under the 1995 Directors Stock Incentive Plan (the “Directors Plan”), the amounts of which are determined at the sole discretion of the Board or its designated committee

Stock Ownership Guidelines(6)	Each non-employee director is required to hold shares of Cadence common stock valued at a minimum of $320,000 within five years of initial appointment or election to the Board

(1)

The annual retainer fees paid to our non-employee directors are typically paid quarterly, with proration for partial terms served. Directors may elect to defer cash compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Cadence does not match contributions made under Cadence’s deferred compensation plan.

(2)	A non-employee director serving as Chair of the Board is also eligible to receive fees for service as the Chair of any of the Board committees. Chair fees are typically paid quarterly.

(3)

No additional compensation is paid when the Board or a committee acts by unanimous written consent in lieu of a meeting. Non-employee directors are also eligible for reimbursement of expenses they incur in connection with attending Board meetings in accordance with Cadence’s expense reimbursement policy.

(4)

On February 24, 2020, each then-serving non-employee director (other than the Chair of the Board) was granted an incentive stock award of 2,412 shares of Cadence common stock under the Directors Plan (which award had a grant date fair value of approximately $190,000) and Dr. Shoven, the non-employee director serving as Chair of the Board, was granted an incentive stock award of 2,793 shares of Cadence common stock under the Directors Plan (which award had a grant date fair value of approximately $220,000). Incentive stock awards granted to each of the non-employee directors vest in their entirety on the one-year anniversary of the grant date, provided that the director continues to serve the company on that date.

16

(5)

On March 15, 2020, Ms. Brennan and Mr. Chew were each granted an incentive stock award of 2,800 shares of Cadence common stock under the Directors Plan (which awards each had a grant date fair value of approximately $175,000) in connection with their appointment to, and for the portion of fiscal 2020 during which they would serve on, the Board.

(6)

As of the Record Date, all directors met the stock ownership guidelines applicable to them. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities, as discussed above under “Anti-Hedging Policy and Trading Restrictions.”

In addition, a medical and prescription benefits coverage reimbursement plan is available to active non-employee directors who were directors on December 31, 2014 (the “Eligible Directors”), eligible retired directors who retired from the Board on or prior to December 31, 2014 (the “Eligible Retired Directors”) and their respective dependents (the “Medical Reimbursement Plan”). Directors first elected or appointed to the Board after December 31, 2014 are not eligible to participate in the Medical Reimbursement Plan. Eligible Directors and their dependents may obtain coverage under the Medical Reimbursement Plan during their term of service on the Board. Eligible Retired Directors, Eligible Directors and their dependents may continue coverage under the Medical Reimbursement Plan starting immediately after the director’s termination of service for a continuous term not to exceed such director’s term of service on the Board.

A director’s eligibility for participation in the Medical Reimbursement Plan immediately ceases if the plan administrator determines that he or she has violated the Code of Business Conduct or is engaged as an employee, consultant, director or advisor of, or significant investor in, a competitor of Cadence. Under the Medical Reimbursement Plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 for expenses incurred per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the Medical Reimbursement Plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

17

DIRECTOR COMPENSATION FOR FISCAL 2020

The following table sets forth the compensation earned in fiscal 2020 by Cadence’s non-employee directors who served on the Board in fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark W. Adams	$139,000	$189,969	$—	$—	$328,969

Susan L. Bostrom(5)	143,000	189,969	—	20,000	352,969

Ita Brennan(6)	84,825	174,916	—	—	259,741

Lewis Chew(6)	111,601	174,916	—	—	286,517

James D. Plummer	143,000	189,969	—	—	332,969

Alberto Sangiovanni-Vincentelli	105,000	189,969	—	—	294,969

John B. Shoven	206,000	219,977	—	6,009	431,986

Roger S. Siboni(7)	42,672	189,969	—	11,688	244,329

Young K. Sohn	132,000	189,969	—	—	321,969

Mary Agnes Wilderotter(7)	32,448	189,969	—	—	222,417

(1)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards granted during fiscal 2020 calculated pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation — Stock Compensation) (“FASB ASC 718”). The assumptions used to calculate the valuation of the stock awards for fiscal 2020 are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award.

(2)	As of January 2, 2021, the number of unvested shares of restricted stock held by each non-employee director was as follows:

Mark W. Adams	2,412	Alberto Sangiovanni-Vincentelli	2,412
Susan L. Bostrom	2,412	John B. Shoven	2,793
Ita Brennan	2,800	Roger S. Siboni	0
Lewis Chew	2,800	Young K. Sohn	2,412
James D. Plummer	2,412	Mary Agnes Wilderotter	0

(3)	No option awards were granted to the non-employee directors during fiscal 2020. As of January 2, 2021, the number of outstanding stock options held by each non-employee director was as follows:

Mark W. Adams	0	Alberto Sangiovanni-Vincentelli	45,000
Susan L. Bostrom	0	John B. Shoven	40,000
Ita Brennan	0	Roger S. Siboni	0
Lewis Chew	0	Young K. Sohn	20,000
James D. Plummer	45,000	Mary Agnes Wilderotter	0

18

(4)	The amounts listed in the “All Other Compensation” column above for Ms. Bostrom, Dr. Shoven and Mr. Siboni consist of reimbursements pursuant to the Medical Reimbursement Plan described above.

(5)	Ms. Bostrom is not standing for re-election, but intends to serve on the Board until the Annual Meeting.

(6)	Ms. Brennan and Mr. Chew were appointed to the Board in March 2020.

(7)

Mr. Siboni and Ms. Wilderotter did not stand for re-election at the 2020 Annual Meeting, which was held on April 30, 2020. The shares of restricted stock granted to Mr. Siboni and Ms. Wilderotter in fiscal 2020 did not vest because their board service ended before the vesting date.

19

STOCKHOLDER ENGAGEMENT

Cadence values and actively solicits input from its stockholders, which directly informs the Board’s decision-making on a variety of topics. In addition to management’s regular engagement with stockholders throughout the year, the Chairman of our Board annually leads a robust outreach program to obtain stockholder feedback on numerous important issues, which this year included our sustainable business practices, board composition and refreshment, culture, diversity, equity and inclusion, executive compensation, COVID-19 pandemic matters, and the 2020 stockholder proposal regarding special meetings as more fully described below. Our Board and management intend to continue to engage with stockholders throughout 2021.

Engagement with Stockholders on 2020 Special Meeting Stockholder Proposal

At Cadence’s 2020 Annual Meeting, holders of approximately 44% of its outstanding shares approved a stockholder proposal requesting that the Board amend our governing documents to give owners of a combined 10% of the outstanding shares the right to call special stockholder meetings (the “2020 Proposal”). Of the shares present and entitled to vote, approximately 54% supported the proposal.

At the time of the 2020 Annual Meeting, Cadence’s Bylaws provided for a 25% combined ownership threshold for calling special stockholder meetings. The Board had previously adopted this stockholder right because the Board believed that the 25% threshold maintained the appropriate balance between giving stockholders an avenue to bring important matters to a vote and protecting the interests of all Cadence stockholders against narrow or special interests. The 25% threshold is also consistent with the predominant market practice of fellow S&P 500 companies.

While the Board remains concerned about the potential for disruptive effects of a lower threshold, it also believes that addressing stockholder feedback is fundamental to good corporate governance. Therefore, in light of the evident support for the 2020 Proposal, the substantial 15 percentage point spread between the alternative thresholds, and the narrow margin by which the proposal passed, which indicates a lack of consensus on the subject, the Board determined that the appropriate course of action was to conduct extended engagement with stockholders to better understand the specific concerns and reasoning behind their vote.

Accordingly, following the 2020 Annual Meeting and at the request of the Board, the Chairman of our Board, members of senior management and other representatives conducted a comprehensive stockholder outreach program to solicit feedback on the 2020 Proposal, as well as several other topics. We contacted holders of approximately 65% of the then-outstanding shares and received feedback from holders of approximately 52% of the then-outstanding shares, including nine of our ten largest stockholders. The engagement included video conferences with our Chairman and holders of 49% of the then-outstanding shares. During the course of the engagement, stockholders shared a few key perspectives:

•  A significant number of stockholders believed that one stockholder, acting alone, should not be allowed to unilaterally call a special meeting. Therefore, in view of the company’s concentrated stockholder base, where at least two and often three of our stockholders each hold more than 10% of the outstanding shares, many stockholders agreed that a 10% ownership threshold is too low for Cadence.

•  Many stockholders who supported the 2020 Proposal did so because the proposal presented a binary choice between 10% and 25%, and they believed an intermediate threshold would be more beneficial than either existing option, especially in light of Cadence’s stockholder base. Several stockholders indicated their support specifically for a 15% threshold, noting that it would then require at least two Cadence stockholders acting together to call a special meeting.

20

•  Several large stockholders stated that the right to call a special meeting, with an ownership threshold appropriate for the company, is the most valuable among stockholder rights because stockholder meetings are the preferred forum for making important corporate decisions. In particular, these stockholders believed that additional written consent rights were unnecessary in view of the full complement of stockholder rights, including existing written consent and proxy access rights, already in place.

TOTAL SHARES OUTSTANDING Contacted 65% of shares outstanding Chairman of the Board met with holders of 49% of shares outstanding Received feedback from 52% of shares outstanding	TOTAL SHARES ENGAGED 8% voting data unavailable 33% voted for 2020 Proposal 75% supported threshold between 10% and 25% 59% voted against 2020 Proposal

Approximately 33% of the shares held by the stockholders that Cadence engaged with were voted in favor of the 2020 Proposal at the 2020 Annual Meeting and approximately 59% were voted against the proposal. Notably, approximately 75% of the shares held by stockholders with whom Cadence engaged indicated support for an ownership threshold between 10% and 25%, including six stockholders (accounting for approximately 7% of the then-outstanding shares) who had voted in favor of the 2020 Proposal.

After careful consideration of the viewpoints offered by Cadence’s stockholders, including as summarized above, and engaging with governance experts to discuss evolving market practices, the Board amended our Bylaws in February 2021 to reduce the ownership threshold for special meetings to 15%.

In addition, the Board reviewed the procedural requirements in the Bylaws for special meetings with these experts and, after taking into account feedback received during the engagement meetings, further decided to reduce, from 120 days to 30 days, the period of time after a stockholder meeting during which another meeting covering the same or substantially similar topic cannot be called.

The Board believes that the above modifications to the company’s special stockholder meeting right are consistent with the views of the vast majority of our stockholders and are responsive to the vote on the 2020 Proposal. Cadence continues to welcome stockholder feedback on these and other matters of importance and will incorporate such feedback appropriately into its decision-making and approach to stockholder engagement and corporate governance.

21

COMMUNICATION WITH DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the following address:

Cadence Design Systems, Inc.

Board of Directors

c/o the Office of the Corporate Secretary

2655 Seely Avenue, Building 5

San Jose, California 95134

The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed will be advised of any communication withheld for legal or other considerations as soon as practicable.

22

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, the nine nominees named below for election to the Board. Each director elected at the Annual Meeting will hold office until the 2022 Annual Meeting of Cadence stockholders and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death.

Each nominee listed below is currently a Cadence director, and all nominees other than Ms. Liuson were previously elected by Cadence stockholders at the 2020 Annual Meeting. Ms. Liuson was nominated for election by the Board upon recommendation by the Corporate Governance and Nominating Committee, which employed a third-party search firm to identify and evaluate potential candidates for the Board (including Ms. Liuson).

Ms. Bostrom is not standing for re-election, but intends to serve on the Board until the Annual Meeting.

DIRECTOR QUALIFICATIONS AND DIVERSITY OF BACKGROUND

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing the Board membership criteria and recommending them to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background, independence, financial literacy, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design, semiconductor and electronics systems technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the needs of the Board from time to time. In addition, the Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate experience, skills and characteristics required of directors in the context of the current composition of the Board and its committees. In seeking diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

23

DIRECTOR NOMINEE QUALIFICATIONS, SKILLS AND EXPERIENCE

The Corporate Governance and Nominating Committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience set forth in the table below.

Summary of Qualifications, Skills and Experience

Compensation / Talent Management Experience in compensation, organizational management, leadership, talent development and identifying, recruiting and motivating top talent	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Experience in providing oversight and support of the goals of the Board and management and experience in protection of stockholder interests	✓	✓	✓		✓	✓	✓	✓	✓

Cybersecurity Understanding cybersecurity risks in enterprise operations		✓	✓	✓		✓

Financial Expertise Experience in evaluating financial statements and capital structures and overseeing financial reporting and internal controls	✓	✓	✓		✓		✓	✓	✓

Government / Regulatory / Public Policy Experience in or working with governmental and regulatory organizations		✓	✓				✓

International Experience with global businesses, operations, strategy and customer bases	✓	✓	✓	✓		✓		✓	✓

Marketing Experience in marketing and branding of products and services and identifying and developing new markets for products and services	✓	✓	✓	✓				✓	✓

Operations

Current or former executives with significant operating experience, who are able to provide insight into developing, implementing and assessing an enterprise’s operating plan, business and strategy

	✓	✓	✓	✓				✓	✓

Risk Management Experience in overseeing risk management and understanding risks faced by enterprise operations	✓	✓	✓	✓	✓		✓	✓	✓

Strategic Planning Experience in providing insight into developing, implementing and assessing businesses and strategy	✓	✓	✓	✓				✓	✓

Technology / Semiconductor / Electronic Design Automation

In-depth understanding of electronic design automation, semiconductor and electronics systems technologies; ability to understand and oversee the overall business and strategy, including product development and the acquisition of businesses that offer complementary products, technologies or services

	✓				✓	✓		✓	✓

24

DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee believes that all nine director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies set forth below contain information regarding their qualifications, skills and experience, including term of service as a Cadence director and age as of the Annual Meeting.

Mark W. Adams

Occupation: President and Chief Executive Officer, SMART Global Holdings, Inc. Age: 57 Director Since: 2015	Cadence Committees: • Compensation (Chair) • Finance

Mr. Adams has served as President and Chief Executive Officer of SMART Global Holdings, Inc., a specialty memory, storage and hybrid solutions provider, since August 2020. Mr. Adams served as Chief Executive Officer of Lumileds Holding B.V., a light engine technology company, from February 2017 to February 2019. Mr. Adams served as President of Micron Technology, Inc., a semiconductor solutions company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron Technology, Inc., including interim Chief Financial Officer, Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as Chief Operating Officer of Lexar Media, Inc. in 2006 and as Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006.

Mr. Adams also serves as a director of Seagate Technology plc. and SMART Global Holdings, Inc.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic
Design Automation

25

Ita Brennan

Occupation: Senior Vice President and Chief Financial Officer, Arista Networks, Inc. Age: 54 Director Since: 2020	Cadence Committees: • Audit

Ms. Brennan has served as Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, since 2015. Ms. Brennan served as Chief Financial Officer of QuantumScape Corporation, a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to May 2015. Prior to joining QuantumScape Corporation, Ms. Brennan served in a number of key finance roles, including Chief Financial Officer, for Infinera Corporation, an intelligent transport networking company, from July 2006 to February 2014. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, an information storage solutions company, including Vice President of Finance for its Worldwide Operations

Ms. Brennan served as a director of LogMeln, Inc. from November 2018 to September 2020.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

Lewis Chew

Occupation: Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc. Age: 58 Director Since: 2020	Cadence Committees: • Audit (Chair)

Mr. Chew has served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company, since 2012. Mr. Chew served as Senior Vice President of Finance and Chief Financial Officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components, from 2001 to 2011. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm.

Mr. Chew served as a director of PG&E Corporation from 2009 to 2019.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

26

Julia Liuson

Occupation: Corporate Vice President of the Developer Division of Microsoft Corporation Age: 50 Director Since: 2021	Cadence Committees: • Strategy

Ms. Liuson has served as Corporate Vice President of the Developer Division of Microsoft Corporation, a global technology provider, since 2012. Prior to 2012, Ms. Liuson served in a number of leadership roles in product and engineering in the Microsoft Visual Studio product line and served as General Manager of Microsoft’s Server and Tools business in Shanghai. Ms. Liuson first joined Microsoft in 1992 and began her career as a software design engineer.

Skills & Qualifications: • Compensation / Talent Management • Cybersecurity • International • Marketing • Operations • Risk Management • Strategic Planning

James D. Plummer, Ph.D.

Occupation: John M. Fluke Professor of Electrical Engineering, Stanford University Age: 76 Director Since: 2011	Cadence Committees: • Audit • Corporate Governance and Nominating (Chair)

Dr. Plummer has been a Professor of electrical engineering at Stanford University since 1978 and served as the Dean of the Stanford School of Engineering from 1999 to 2014. Dr. Plummer has received numerous awards for his research and is a member of the National Academy of Engineering. Dr. Plummer directed the Stanford Nanofabrication Facility from 1994 to 2000.

Dr. Plummer served as a director of Intel Corporation from 2005 to 2017 and International Rectifier Corporation from 1994 to 2014.

Skills & Qualifications: • Compensation / Talent Management • Corporate Governance • Financial Expertise • Risk Management • Technology / Semiconductor / Electronic Design Automation

27

Alberto Sangiovanni-Vincentelli, Ph.D.

Occupation: Edgar L. and Harold H. Buttner Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley Age: 73 Director Since: 1992	Cadence Committees: • Corporate Governance and Nominating • Strategy

Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of electrical engineering and computer sciences at the University of California, Berkeley since 1976. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his exceptional impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in Electronic Design Automation in 2009 and the EDAA Lifetime Achievement Award in 2012.

Dr. Sangiovanni-Vincentelli also serves as a director of Cy4Gate SpA, Expert System S.p.A. and KPIT Technologies Ltd.

Skills & Qualifications: • Compensation / Talent Management • Corporate Governance • Cybersecurity • International • Technology / Semiconductor / Electronic Design Automation

John B. Shoven, Ph.D.

Occupation: Charles R. Schwab Professor of Economics, Emeritus, Stanford University Age: 73 Director Since: 1992	Cadence Committees: • Audit • Compensation • Corporate Governance and Nominating • Finance

Dr. Shoven has served as Chairman of the Board since 2005. Dr. Shoven is the Charles R. Schwab Professor of Economics, Emeritus at Stanford University and served as the Director of the Stanford Institute for Economic Policy Research from 1999 to September 2015. He is also a senior fellow and the Chair, Emeritus of the Steering Committee at the Stanford Institute for Economic Policy Research, senior fellow at the Hoover Institution, fellow at the American Academy of Arts and Sciences and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998.

Dr. Shoven also serves as a director of Exponent, Inc. and the Mountain View Board of American Century Funds. Dr. Shoven served as a director of Financial Engines, Inc. from 2010 to 2018.

Skills & Qualifications: • Compensation / Talent Management • Corporate Governance • Financial Expertise • Government / Regulatory / Public Policy • Risk Management

28

Young K. Sohn

Occupation: Former Corporate President and Chief Strategy Officer, Samsung Electronics Age: 65 Director Since: 2013	Cadence Committees: • Finance (Chair) • Strategy

Mr. Sohn has served as senior advisor at Samsung Electronics, a consumer electronics company, since 2021. Mr. Sohn previously served as Corporate President and Chief Strategy Officer of Samsung Electronics from 2012 to 2020, and as an advisor to Silver Lake Management LLC, a private investment firm, from 2012 through 2019. Mr. Sohn also served as a senior advisor at Inphi Corporation, a provider of high-speed mixed signal semiconductor solutions, from 2012 to 2013 and as President and Chief Executive Officer from 2007 to 2012. Prior to joining Inphi Corporation, Mr. Sohn served as President of Agilent Technologies, Inc.’s Semiconductor Group from 2003 until 2005, as Chief Executive Officer of Oak Technology, Inc. from 1999 until it was acquired by Zoran Corporation in 2003, and in executive positions at Quantum Corporation from 1992 to 1999, including co-President and General Manager.

Mr. Sohn served as a director of ARM Holdings plc from 2007 to 2012, Cymer, Inc. from 2003 to 2013 and Inphi Corporation from 2007 to 2012.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic
Design Automation

Lip-Bu Tan

Occupation: Chief Executive Officer, Cadence Design Systems, Inc. Age: 61 Director Since: 2004	Cadence Committees: • Strategy

Mr. Tan has served as Chief Executive Officer of Cadence since 2009. From January 2009 to November 2017, Mr. Tan also served as President of Cadence. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and has served as its Chairman since its founding.

Mr. Tan also serves as a director of Hewlett Packard Enterprise Company, Schneider Electric SE and SoftBank Group Corp. Mr. Tan will not stand for re-election to the board of directors of Hewlett Packard Enterprise Company at its 2021 annual meeting of stockholders. Mr. Tan served as a director of Flextronics International Ltd. from 2003 to 2012, Inphi Corporation from 2002 to 2012, SINA Corporation from 1999 to 2015, Ambarella, Inc. from 2004 to 2017, Quantenna Communications, Inc. from 2015 to 2018, Semiconductor Manufacturing International Corporation from 2001 to 2018, Aquantia Corp. from 2015 to 2019 and Advanced Micro-Fabrication Equipment Inc. China (AMEC) from 2005 to 2020.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic
Design Automation

29

DIRECTOR TENURE

The Corporate Governance and Nominating Committee regularly reviews the tenure of Cadence’s directors and practices a long-term approach to board refreshment. The Corporate Governance and Nominating Committee believes that in addition to having directors who can provide new perspectives informed by diverse experiences, it is important to have directors who understand Cadence’s industry, business, technology and strategy, the combination of which is essential to long-term value creation for Cadence stockholders.

The following table sets forth the summary of the tenure of the director nominees:

Years of Service (as of 2021 Annual Meeting)

0 – 5 Years	6 – 10 Years	11+ Years

• Ita Brennan • Lewis Chew • Julia Liuson	• Mark W. Adams • James D. Plummer • Young K. Sohn	• Lip-Bu Tan • Alberto Sangiovanni-Vincentelli • John B. Shoven

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each director nominee.

The election of directors at the Annual Meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. The election this year is not contested, so the majority voting standard outlined above applies.

Under the Corporate Governance Guidelines, in order for an incumbent Cadence director to become a nominee at the Annual Meeting, such director must submit an irrevocable resignation that becomes immediately effective if (1) the number of votes cast “for” such director does not exceed the number of votes cast “against” such director in an election that is not a contested election, and (2) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the Annual Meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the election; however, abstentions will not be counted as votes “for” or “against” directors and will not have an effect on the election of directors. Broker non-votes will be treated as not being entitled to vote on the election of directors, and, therefore, will not be counted for purposes of determining whether the directors have been elected. Unless marked to the contrary, proxies received will be voted FOR the election of each of the nine director nominees.

30

PROPOSAL 2: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, Cadence stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of Cadence’s named executive officers as disclosed in this proxy statement. This proposal, which is commonly known as the “say-on-pay” proposal, provides stockholders the opportunity to express their views on the named executive officers’ compensation. Cadence has held a vote on the say-on-pay proposal annually, as determined by the Board and consistent with the past advisory vote by Cadence stockholders. The next say-on-pay proposal is expected to occur at the 2022 Annual Meeting of Cadence stockholders.

The Board and the Compensation Committee value feedback from Cadence stockholders on executive compensation and will review and consider the voting results when evaluating Cadence’s executive compensation program. At the 2020 Annual Meeting, approximately 95% of votes cast by Cadence stockholders approved the compensation of the named executive officers as disclosed in the 2020 proxy statement.

In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and the related tables and narrative in this proxy statement for the details of Cadence’s executive compensation program. As described in “Compensation Discussion and Analysis” below, the Board and the Compensation Committee designed Cadence’s executive compensation program to support the long-term success of Cadence and the creation of stockholder value. Cadence’s executive compensation program for fiscal 2020 tied a significant majority of the named executive officers’ compensation to performance. As a result, the pay-for-performance component in Cadence’s executive compensation program should be considered an important factor in Cadence’s strong performance in fiscal 2020, including its revenue of $2.683 billion for the year.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team, including the named executive officers, was key to Cadence’s execution and strong performance in fiscal 2020, which contributed to a total stockholder return of 556% over the five fiscal year period through 2020 and 1,552% over the 10 fiscal year period through 2020.

In accordance with Section 14A of the Exchange Act, Cadence is asking its stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Cadence’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR the advisory resolution to approve named executive officer compensation.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR the advisory resolution to approve named executive officer compensation

31

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Cadence’s independent registered public accounting firm for the fiscal year ending January 1, 2022. PwC has served as our independent registered public accounting firm since February 26, 2020. Pursuant to the Audit Committee charter, the Audit Committee and the Board have directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If Cadence stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

KPMG LLP (“KPMG”) audited Cadence’s consolidated financial statements for the fiscal year ended December 28, 2019 and served as Cadence’s independent registered public accounting firm during fiscal 2020 until February 26, 2020.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. This proposal is considered a routine matter, and brokers are therefore permitted to exercise discretionary voting authority and vote shares held by them if the beneficial owners of the shares do not provide voting instructions. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of PwC.

32

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four directors of Cadence who are “independent” as defined by Nasdaq’s listing standards and the Exchange Act. The Audit Committee met six times in fiscal 2020.

The Audit Committee operates under a charter that is available on the Corporate Governance page at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 with Cadence’s management and PricewaterhouseCoopers LLP (“PwC”), Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, as well as PwC’s independence from Cadence and its management. In addition, the Audit Committee has received from PwC the written disclosures and letter regarding PwC’s communications with the Audit Committee concerning these matters and PwC’s independence, as required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of non-audit services by PwC to Cadence is compatible with PwC’s independence.

In reliance on the reviews and discussions referred to above, the then-current members of the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 for filing with the SEC.

AUDIT COMMITTEE

Lewis Chew, Chair

Ita Brennan

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

33

FEES BILLED TO CADENCE BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2020 AND 2019

The following table presents fees incurred by Cadence for professional services rendered by (i) PwC for the fiscal year ended January 2, 2021 and (ii) KPMG for the fiscal year ended December 28, 2019:

	Fiscal Year Ended January 2, 2021 PwC	Fiscal Year Ended December 28, 2019 KPMG

	(In thousands)

Audit Fees(1)	$3,283	$3,642

Audit-Related Fees(2)	—	—

Total Audit and Audit-Related Fees	3,283	3,642

Tax Fees(3)	570	44

All Other Fees(4)	5	—

Total Fees	$3,858	$3,686

(1)

Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s annual report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s quarterly reports on Form 10-Q and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or other engagements.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” There were no audit-related fees for fiscal 2019 or fiscal 2020.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)

Includes fees for products and services provided by the independent registered public accounting firm, other than the services reported above. Other fees in fiscal 2020 include subscription fees paid to access web-based research software and regulatory applications.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously reported on the Current Report on Form 8-K filed with the SEC on March 3, 2020 (the “Form 8-K”), following a competitive process with several participants, the Audit Committee on February 26, 2020 dismissed KPMG as Cadence’s independent registered public accounting firm for the fiscal year ended January 2, 2021.

KPMG’s audit reports on Cadence’s consolidated financial statements as of and for the fiscal years ended December 28, 2019 and December 29, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s reports on the consolidated financial statements of Cadence as of and for the fiscal years ended December 28, 2019 and December 29, 2018 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the company changed its method of accounting for leases as of December 30, 2018, due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-02, Leases, and changed its method of accounting for revenue recognition as of December 31, 2017, due to the adoption of FASB ASU 2014-09, Revenue from Contracts with Customers.”

34

During the fiscal years ended December 28, 2019 and December 29, 2018 and the subsequent interim period through February 26, 2020, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on Cadence’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Cadence provided KPMG with a copy of the disclosures in the Form 8-K prior to its filing and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements above. A copy of KPMG’s letter dated March 3, 2020 stating that it agreed with such statements is filed as Exhibit 16.01 to the Form 8-K.

On February 26, 2020, the Audit Committee appointed PwC to serve as Cadence’s independent registered public accounting firm for the fiscal year ended January 2, 2021.

During the fiscal years ended December 28, 2019 and December 29, 2018 and during the subsequent interim period through February 26, 2020, neither Cadence nor anyone on its behalf consulted with PwC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on Cadence’s consolidated financial statements, and neither a written report nor oral advice was provided to Cadence that PwC concluded was an important factor considered by Cadence in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves, or where permitted by the rules of the SEC, subsequently approves, the audit services and non-audit services provided by Cadence’s independent registered public accounting firm. In accordance with its charter, the Audit Committee has delegated its authority to preapprove services to the Chair of the Audit Committee or, if the Chair is unavailable, another member of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at its next regularly scheduled meeting. All of the audit and non-audit fees reported in the table above were approved by the Audit Committee.

35

PROPOSAL 4: STOCKHOLDER PROPOSAL

Cadence received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns 100 shares of Cadence common stock (the “Proponent”). The Proponent has requested that Cadence include the following proposal and supporting statement in this proxy statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.

This proposal and supporting statement are quoted verbatim below and Cadence is not responsible for any inaccuracies contained in them.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

Proposal 4 – Improve Shareholder Written Consent

Shareholders request that our board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.

Currently it takes the formal backing 25% of all shares in existence to request a record date. This means that it takes the backing of almost 33% of the shares that normally cast ballots at the annual meeting to merely get a record date. (It would be hopeless to try to get the backing of shares that do not even vote at the annual meeting.)

Plus any action taken by written consent would need more than 60% approval from the shares that normally cast ballots at the annual meeting. This 60% vote requirement gives substantial protection to management entrenchment.

Enabling 10% of shares to apply for a record date for written consent makes sense because scores of companies do not even require 01% of stock ownership to do so little as request a record date.

Shareholders need to be able to accomplish more outside of a shareholder meeting due to the onslaught of online shareholder meetings replacing in-person shareholder meetings.

With the near universal use of online annual shareholder meetings which can be only 10-minutes, shareholders no longer have the right to discuss concerns with other shareholders, management and directors at a shareholder meeting. Shareholders are also severely restricted in making their views known at online shareholder meetings because all constructive questions and comments can be screened out.

For instance the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders that was used to quash constructive criticism. AT&T would not even allow shareholders to speak.

Please see:

Goodyear’s virtual meeting creates issues with shareholder

https ://www.crainscleveland.com/manufacturing/ goody ears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whb1.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

36

Online meetings also give management a blank check to make false statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since online shareholder meetings are an engagement and transparency wasteland.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

Please vote yes:

Proposal 4 – Improve Shareholder Written Consent

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all stockholders. After careful review, the Board recommends a vote AGAINST the proposal to enable stockholders owning 10% of the outstanding shares of Cadence common stock to request a record date to initiate written consent for the following reasons:

1.

Cadence’s existing 25% ownership threshold to initiate stockholder action by written consent is appropriate given the concentration of its stockholder base. Following thoughtful review and consideration of Cadence’s stockholder base, the full complement of rights afforded to Cadence’s stockholders and the practices of other S&P 500 companies, the Board concluded that the company’s existing 25% ownership threshold to request a record date to initiate written consent strikes the appropriate balance between providing another alternative by which stockholders may initiate corporate action and ensuring that a sufficient level of stockholder representation, transparency and process accompanies such right. As of March 8, 2021, as few as three stockholders acting together could meet the 25% threshold. While such number of stockholders is uncomfortably low when considering the 279,070,671 shares outstanding on such date, the Board believes this ownership percentage is an appropriate level of stockholder representation that should be obtained before initiating the extraordinary stockholder right of action by written consent. Moreover, as enumerated in paragraph 3 below, Cadence maintains numerous stockholder rights, some at levels beyond other S&P 500 companies. In fact, as of March 8, 2021, Cadence is one of less than one-third of S&P 500 companies that provide for any kind of written consent right.

In contrast, this stockholder proposal to lower the ownership threshold from 25% to 10% would enable a single stockholder, acting alone, to request that the Board initiate action by written consent. Adopting this proposal could thereby facilitate the pursuit by a single stockholder, including one with narrow or special interests, of matters that may not be in the best interests of Cadence or most of its stockholders. In such case, Cadence’s Board and management would be required to divert their attention and company resources from overseeing and advancing the company’s business in a competitive and rapidly evolving technology landscape to responding to such stockholder action. The Board believes that such diversion of attention and resources is only appropriate for an action by written consent supported by a meaningful representation of Cadence’s stockholders.

37

2.

Stockholder interests are better served under existing special meeting rights. As further described on page 20 of this proxy statement, Cadence conducted an extensive stockholder outreach program in late 2020 to solicit stockholders’ views on numerous governance topics, including special meeting and written consent rights. In response to the feedback that Cadence received, the Board amended the company’s Bylaws to provide stockholders collectively holding 15% of the company’s outstanding shares the right to call special meetings. The Board, and indeed several of Cadence’s significant stockholders, believe that the right to call a special meeting is the most valuable among stockholder rights and that stockholder meetings are the preferred forum for making important corporate decisions, including for the following reasons:

•	All stockholders must be provided with advance notice of the meeting and an opportunity to consider the proposed actions before making voting decisions.

•	The meeting and stockholder vote take place in an open and transparent manner, giving stockholders a forum for debate and discussion.

•	Information about the proposed action to be taken at the meeting is widely distributed in a proxy statement before the special meeting, as required by SEC rules.

•	The Board is given an opportunity to analyze and provide a thoughtful recommendation or alternative point of view with respect to the proposed action.

In contrast, actions by written consent deprive stockholders of the opportunity to discuss the proposal with the board, management and other stockholders.

3.

Existing corporate governance practices provide for accountability and responsiveness. The Board further believes that Cadence’s existing governance policies and practices are robust and make the adoption of this proposal unnecessary. In addition to the special meeting and written consent rights already in place, Cadence’s governance practices ensure that the Board acts independently and with accountability to all stockholders:

•	Responsive to Stockholder Engagement. Cadence’s Chairman of the Board and senior management meet with stockholders annually to better understand their viewpoints on Cadence’s corporate governance practices, executive compensation, ESG and corporate social responsibility, and business strategy.

Following the 2020 Annual Meeting of stockholders, Cadence conducted a stockholder outreach program covering approximately 65% of the company’s then-outstanding shares. In response to feedback received during the outreach, the Board recently amended Cadence’s Bylaws to decrease the ownership threshold required for calling a special meeting to 15% from 25%. The amendment also decreased, from 120 days to 30 days, the period of time after a meeting of stockholders during which another meeting covering the same or substantially similar topic cannot be called.

•	No Supermajority Voting. In 2019, the Board recommended that stockholders amend Cadence’s Certificate of Incorporation to eliminate supermajority vote requirements and implement a majority of outstanding voting stock standard for certain corporate actions.

•	Proxy Access. Cadence stockholders have proxy access rights to nominate directors for election to be included in the company’s proxy statement.

•	Annual Election of Board of Directors. Cadence’s directors are elected annually, and stockholders can remove directors with or without cause.

•	Majority Voting Standard. Cadence has a majority voting standard for the election of directors in uncontested elections, and requires directors to submit contingent resignation letters in advance of each annual meeting.

38

•	Independent Board Leadership. Cadence’s Chairman of the Board is an independent director, as are all the chairs of the committees of the Board.

•	Majority Independent Board. Eight of nine directors nominated for election to the Board are independent.

•	Independent Committees. Cadence’s Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance Committee are comprised entirely of independent directors.

The Board recommends a vote AGAINST Proposal 4: Stockholder Proposal.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted AGAINST the proposal.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

SECURITY OWNERSHIP

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 8, 2021, the Record Date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the 2020 Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

Five Percent Stockholders:

BlackRock, Inc.(2)	32,273,978	11.57%

55 East 52nd Street New York, NY 10055

The Vanguard Group(3)	31,833,573	11.41

100 Vanguard Blvd. Malvern, PA 19355

Massachusetts Financial Services Company(4)	24,659,349	8.84

111 Huntington Avenue Boston, MA 02199

Directors and Executive Officers:

Mark W. Adams(5)(6)	24,784	*

Susan L. Bostrom(5)(7)(12)	6,724	*

Ita Brennan(5)	4,177	*

Lewis Chew(5)	4,224	*

Julia Liuson(5)	1,534	*

James D. Plummer(5)(8)	88,674	*

Alberto Sangiovanni-Vincentelli(5)	126,667	*

John B. Shoven(5)(9)	220,168	*

Young K. Sohn(5)	71,174	*

Lip-Bu Tan(5)(10)	3,819,991	1.36

John M. Wall(5)	248,662	*

Anirudh Devgan(5)	534,103	*

Alinka Flaminia(5)	63,841	*

Chin-Chi Teng(5)	210,813	*

All current executive officers and directors as a group (18 persons)(11)	6,495,984	2.31

40

*	Less than 1%.

(1)

This table is based upon information provided by stockholders pursuant to Schedules 13G filed with the SEC and by Cadence’s executive officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the Record Date. Applicable percentages are based on 279,070,671 shares of Cadence common stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.

(2)

BlackRock, Inc. filed Amendment No. 12 to its Schedule 13G with the SEC on January 27, 2021, indicating that it beneficially owns 32,273,978 shares, for which it has sole voting power with respect to 28,228,546 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 32,273,978 shares and shared dispositive power with respect to none of the shares.

(3)

The Vanguard Group filed Amendment No. 10 to its Schedule 13G with the SEC on February 10, 2021, indicating that it beneficially owns 31,833,573 shares, for which it has sole voting power with respect to none of the shares, shared voting power with respect to 484,285 shares, sole dispositive power with respect to 30,592,830 shares and shared dispositive power with respect to 1,240,743 shares.

(4)

Massachusetts Financial Services Company filed Amendment No. 6 to its Schedule 13G with the SEC on February 11, 2021, indicating that it beneficially owns 24,659,349 shares, for which it has sole voting power with respect to 24,459,714 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 24,659,349 shares and shared dispositive power with respect to none of the shares.

(5)

Includes shares that executive officers named in the 2020 Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options as follows:

Mark W. Adams	0	John B. Shoven	20,000
Susan L. Bostrom	0	Young K. Sohn	20,000
Ita Brennan	0	Lip-Bu Tan	1,717,564
Lewis Chew	0	John M. Wall	66,497
Julia Liuson	0	Anirudh Devgan	230,168
James D. Plummer	45,000	Alinka Flaminia	603
Alberto Sangiovanni-Vincentelli	45,000	Chin-Chi Teng	32,762

(6)	Includes 20,995 shares held by the Adams Family Trust dated 10/27/2000, of which Mr. Adams and his spouse are trustees, and for which Mr. Adams shares voting and investment power with his spouse.

(7)	Includes 2,935 shares held by the Bostrom Family Trust dated 12/23/2008, of which Ms. Bostrom and her spouse are trustees, and for which Ms. Bostrom shares voting and investment power with her spouse.

(8)	Includes 15,000 shares held by the Plummer Family Trust, of which Dr. Plummer and his spouse are trustees, and for which Dr. Plummer shares voting and investment power with his spouse.

(9)	Includes 195,781 shares held by the Shoven Family Trust dated 03/01/2012, of which Dr. Shoven and his spouse are trustees, and for which Dr. Shoven shares voting and investment power with his spouse.

(10)

Includes 1,305,133 shares held by the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse; 15,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated

41

2/3/1992 and Mr. Tan and the co-trustee disclaim pecuniary interest in those shares; 7,000 shares held by L Tan & N Lee TTEE, Pacven Walden Inc. 401(k) PSPS, FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power; and 31,400 shares held by IRA FBO Lip-Bu Tan DB Securities Inc. Custodian Rollover Account dated 5/19/1997 for which Mr. Tan has sole voting and investment power.

(11)	Includes 2,468,589 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options.

(12)	Ms. Bostrom is not standing for re-election, but intends to serve on the Board until the Annual Meeting.

42

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation program for Cadence’s named executive officers (the “NEOs”). Cadence’s NEOs for fiscal 2020 were the CEO, the CFO and the three most highly compensated executive officers other than the CEO and the CFO:

•	Lip-Bu Tan, CEO

•	John M. Wall, Senior Vice President and CFO

•	Anirudh Devgan, President

•	Alinka Flaminia, Senior Vice President, Chief Legal Officer and Corporate Secretary

•	Chin-Chi Teng, Senior Vice President, Research and Development

EXECUTIVE SUMMARY

Cadence’s Fiscal 2020 Performance Highlights

In a year of unprecedented macro challenges, Cadence achieved outstanding financial results, driven by highly innovative solutions and strong execution. The acceleration of digitization due to the pandemic, coupled with exciting generational trends such as 5G, artificial intelligence, machine learning, data analytics and hyperscale computing, continued to drive strong semiconductor demand.

In particular, in fiscal 2020, Cadence:

•	continued to implement its Intelligent System Design™ strategy and delivered outstanding results, including 15% revenue growth with strength across the board and all product categories growing by double digits, strong increase in profitability, and operating cash flow exceeded $900 million for the first time;

•	accelerated its momentum at marquee customer accounts, while expanding its systems portfolio through compelling acquisitions, enabling it to win new customers in its targeted vertical segments;

•	continued deployment of its digital full flow with more than 45 customer adoptions at the most advanced nodes during the year;

•	achieved a record year for its hardware product family of Palladium® for emulation, and Protium™ for regressions and early software development; and

•	saw continued strong market adoption for its System Analysis products and with a growing number of repeat customer orders.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team was key to Cadence’s execution and strong performance in fiscal 2020, which contributed to a total stockholder return (“TSR”) of 94% in fiscal 2020 and 556% over the five fiscal year period through 2020. In addition, during such five fiscal year period, Cadence’s cumulative total return outperformed that of the S&P 500 Index, the S&P 500 Information Technology Index and the Nasdaq Composite Index, as shown in the graph below. Over the 10 fiscal year period through 2020, Cadence achieved TSR of 1,552% and its market capitalization increased from $2.2 billion to $38.1 billion. In view of the company’s strong fiscal 2020 performance, no downward compensation adjustments were made in response to the COVID-19 pandemic.

43

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* Among Cadence Design Systems, Inc., the Nasdaq Composite Index,the S&P 500 Index and the S&P Information Technology Index $0 $100 $300 $400 $500 $200 $700 $600 1/2/16 12/31/16 12/30/17 12/29/18 12/28/19 1/2/21 Cadence Design Systems, Inc. Nasdaq Composite S&P 500 S&P 500 Information Technology *$100 invested on 1/2/16 in stock or index, including reinvestment of dividends. Fiscal year ending January 2. Copyright(C) 2021 Standard & Poors, a division of S&P Global. All rights reserved.

(*)

The graph assumes that the value of the investment in Cadence common stock and in each index on January 2, 2016 (including reinvestment of dividends) was $100 and tracks it each year thereafter on the last day of Cadence’s fiscal year through January 2, 2021 and, for each index, on the last day of the calendar year.

Cadence’s Fiscal 2020 Compensation Structure and Mix

Cadence’s fiscal 2020 executive compensation program was designed to be consistent with its executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as summarized below.

As with prior years, a significant majority of the NEOs’ target direct compensation was delivered in the form of at-risk compensation. The graphics below show that the fiscal 2020 target direct compensation for the NEOs, excluding Ms. Flaminia’s 2020 Long-Term Performance Award (“LTP Award”) discussed below, was weighted towards at-risk, variable incentive awards (in the form of both short-term cash incentives and equity incentives) rather than base salaries.

44

CEO TARGET COMPENSATION MIX	OTHER NEO AVERAGE TARGET COMPENSATION MIX

Base Salary 7.9% Short-Term Cash Incentives 10.0% Long-Term Equity Incentives 82.1% 92.1%At-Risk Pay	Base Salary 13.0% Short-Term 12.6% Cash Incentives Long-Term Equity Incentives 74.4% 87.0% At-Risk Pay

See “Elements of Fiscal 2020 Executive Compensation” below for a more detailed discussion of Cadence’s fiscal 2020 executive compensation.

Cadence’s Executive Compensation Practices

Cadence continued its commitment to sound corporate governance in its fiscal 2020 executive compensation program, as demonstrated by the following highlights:

•	Clawback Policy. Cadence has a clawback policy that is applicable to the executive officers’ performance-based compensation.

•	Anti-Hedging Policy. Cadence’s Securities Trading Policy prohibits hedging, short-sales and similar transactions by Cadence employees, including its executive officers.

•	No Material Perquisites Provided to any Executive Officer. Cadence did not provide material perquisites to its executive officers.

•	No Tax Gross-Ups. Cadence did not provide tax gross-ups to any of its executive officers and executive officers are not entitled to receive tax gross-ups in connection with a change in control.

•	Regular Compensation Risk Review. The Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies and programs on an annual basis and assesses such risks as part of its regular decision-making process.

•	Stock Ownership Guidelines. All of Cadence’s executive officers are in compliance with Cadence’s Stock Ownership Guidelines, which require ownership of shares of Cadence common stock with a minimum value of three times the annual base salary for Cadence’s CEO and the annual base salary for Cadence’s other executive officers, in each case within five years of appointment.

•	Independent Compensation Consultant. The Compensation Committee engages its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and has no prior relationship with any of Cadence’s executive officers.

SAY-ON-PAY

At the 2020 Annual Meeting, stockholders again expressed strong support for Cadence’s executive compensation program, with approximately 95% of the votes cast for approval of the advisory “say-on-pay” vote. The Compensation Committee determined that the company’s executive compensation objectives and compensation elements continued to be appropriate and did not make any changes to the company’s executive compensation program in response to the 2020 say-on-pay vote.

45

DETERMINING EXECUTIVE COMPENSATION

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives by means that are designed to be aligned with the long-term interests of its stockholders.

Cadence’s executive compensation program is based on the following principles:

•	Total direct compensation and other compensation elements are targeted to be competitive with peer companies and market practices, taking into account each executive officer’s scope of responsibility, impact, criticality and individual performance; and

•	A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s short-term and long-term financial, operational and stock performance.

The Compensation Committee oversees the executive compensation program and assesses executive compensation on a continuous basis to monitor Cadence’s adherence to these principles. The executive compensation program is designed to be results-oriented and dependent on the achievement of key financial goals, strategic objectives and the long-term performance of Cadence’s stock.

Competitive Compensation Levels

For fiscal 2020, the Compensation Committee assessed the competitiveness of each element of the executive officers’ total direct compensation, including the annualized impact of any outstanding LTP Awards, against Cadence’s peer group, as discussed below. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

In particular, the Compensation Committee considered the competitiveness of the executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for executive talent (the “Peer Group”). In order to accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group includes publicly listed companies located throughout the United States that are deemed comparable to Cadence in revenue, market capitalization and scope, are in similar technical fields, and compete in the same talent market as Cadence, each as further described in the Peer Group selection criteria chart below. The Peer Group excludes companies that are foreign or are in businesses or industries that are not considered by the Compensation Committee to be reasonably comparable.

Selection Criteria	Fiscal 2020 Peer Group

Geographic Location	Located in the United States

Industry	Application Software, Communications Equipment, Electronic Components, Semiconductor, Semiconductor Equipment, Systems Software, Electronic Equipment and Instruments, Internet Services and Infrastructure, and IT Consulting and Other Services

Financial Scope	Revenue approximately one-half to two times that of Cadence’s trailing twelve-month revenue at the time the Peer Group is determined, and greater than $2 billion market capitalization

In July 2019, the Compensation Committee approved the Peer Group for fiscal 2020. The median revenue of the companies included in the fiscal 2020 Peer Group was approximately $2.44 billion (calculated based on the most recently available trailing four fiscal quarters as of May 23, 2019). Cadence’s revenue for the same period was

46

approximately $2.20 billion. The fiscal 2020 Peer Group consisted of the same companies included in the fiscal 2019 Peer Group, with Cypress Semiconductor Corporation and Red Hat, Inc. included where data was available following their respective M&A activity. Both companies have been removed for purposes of evaluating fiscal 2021 compensation decisions.

The Peer Group approved by the Compensation Committee for evaluating fiscal 2020 competitive compensation levels is comprised of the following companies:

Fiscal 2020 Peer Group

ANSYS, Inc.	Fortinet, Inc.	PTC Inc.

Autodesk, Inc.	Keysight Technologies, Inc.	Red Hat, Inc.(1)

Cirrus Logic, Inc.	KLA Corporation	Skyworks Solutions, Inc.

Citrix Systems, Inc.	Marvell Technology Group Ltd.	Splunk Inc.

Cree, Inc.	Maxim Integrated Products, Inc.	Synopsys, Inc.

Cypress Semiconductor Corporation(1)	National Instruments Corporation	Xilinx, Inc.

Dolby Laboratories, Inc.

(1)	Acquired following compilation of the fiscal 2020 Peer Group and will be removed for purposes of evaluating fiscal 2021 compensation decisions.

Compensation Determinations

Consistent with the principles of Cadence’s executive compensation program outlined above, the Compensation Committee determines the market levels of each executive officer’s compensation by reference to the compensation paid by the companies in the Peer Group, with consideration to similar titles and responsibilities. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive compensation, grants of equity incentive compensation (based on the grant date fair value of such equity awards), and the annualized value of outstanding LTP Awards. Cadence does not target executive compensation at a specific level or percentile relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of executive compensation. Instead, when determining compensation for the executive officers, the Compensation Committee takes into account each of the following compensation factors, without prescribing particular weightings:

•	Cadence Compensation Factors:

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group

•	Cadence’s budget considerations

•	Individual Compensation Factors:

•	Compensation paid to executives with similar titles and responsibilities as the individual at the companies in the Peer Group

•	Individual performance over the preceding year

•	Strategic importance of the individual’s position

•	Criticality, experience and ability of the individual to impact corporate and/or business group results

•	Marketability and scarcity in the market of the individual’s skills and talents

47

•	Expected future contributions of the individual

•	Historical compensation of the individual

•	Retention risks related to the individual

•	Relative positioning/performance of the individual versus other Cadence executives

The Compensation Committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the CEO, the CEO makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and equity incentive compensation based upon an assessment of the “Cadence Compensation Factors” and the “Individual Compensation Factors” outlined above.

The Compensation Committee then reviews these assessments and recommendations and determines whether to approve or modify the CEO’s recommendations. The Compensation Committee also evaluates the CEO based on the compensation factors described above, and the assessment from such evaluation is used to determine the CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the CEO’s and the other NEOs’ compensation.

ELEMENTS OF FISCAL 2020 EXECUTIVE COMPENSATION

The fiscal 2020 compensation of Cadence’s executive officers, including the NEOs, was comprised of the following main elements:

•	Total direct compensation, consisting of:

•	Base salary

•	Short-term cash incentive compensation

•	Equity incentive compensation (including stock options and incentive stock awards)

•	LTP Awards

•	Other compensation and benefits, consisting of:

•	Broad-based employee benefit plans

•	Non-qualified deferred compensation plan

•	Severance benefits

Consistent with Cadence’s executive compensation principles outlined above, an executive officer’s total direct compensation is based on Cadence’s performance and on the performance of the individual executive officer, as well as on the Compensation Committee’s view of the level of total direct compensation sufficient to attract, motivate and retain qualified executives. In furtherance of the Compensation Committee’s focus on aligning compensation with stock performance, the Compensation Committee has periodically granted LTP Awards, which are long-term equity awards with vesting subject to stockholder return targets. Each of the then-serving NEOs received LTP Awards in fiscal 2019 and, when Ms. Flaminia joined the company in June 2020, she received a LTP Award with terms consistent with the fiscal 2019 LTP Awards. Cadence does not have a pre-established policy or target for allocating compensation between fixed and variable pay elements or for allocating among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic objectives. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for Cadence. Accordingly, the executive officers’ compensation is weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries.

48

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are considered essential for the attraction and retention of talented executive officers and are determined using the compensation factors described above. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of the fiscal year or in connection with an executive officer’s promotion or change in responsibilities.

In February 2020, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the base salaries of the then-serving NEOs. Mr. Wall’s base salary was increased from $375,000 to $440,000 to bring his target cash compensation more in line with competitive market levels for his position and in recognition of his strong performance in his role. Mr. Teng’s base salary was increased from $375,000 to $400,000 in order to bring his target cash compensation more in line with competitive market levels for his position. The Compensation Committee determined that the base salaries for Messrs. Tan and Devgan were appropriate and would remain unchanged. Ms. Flaminia’s base salary was established in February 2020 in connection with the negotiation of her employment terms, with her initial base salary determined by reference to the fiscal 2020 Peer Group as well as the company’s historical compensation practices with respect to its executive officers.

The fiscal 2019 and 2020 base salaries of the NEOs are shown in the chart below.

Name	Fiscal 2019 Base Salary(1)	Fiscal 2020 Base Salary(1)

Lip-Bu Tan	$725,000	$725,000

John M. Wall	375,000	440,000

Anirudh Devgan	550,000	550,000

Alinka Flaminia	—	410,000

Chin-Chi Teng	375,000	400,000

(1)

The base salaries shown above are annualized for a 52-week fiscal year. Fiscal 2019 was a 52-week fiscal year and fiscal 2020 was a 53-week fiscal year. Accordingly, the actual base salaries earned in fiscal 2020, as shown in the 2020 Summary Compensation Table below, are higher than the annualized amounts shown above.

Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan

Overview. Cadence provides its executive officers with the opportunity to earn short-term cash incentive compensation under its Senior Executive Bonus Plan (the “SEBP”). The purpose of the SEBP is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results and individual performance. Cash bonus payouts under the SEBP for fiscal 2020 were determined semi-annually based on base salary earned in each half of the fiscal year.

For each executive officer other than the CEO, the CEO makes an assessment and recommendation as to the individual’s target bonus. The Compensation Committee reviews the CEO’s recommendation, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendation. For the CEO, the Compensation Committee is solely responsible for assigning a target bonus based on its review of the performance of Cadence and the CEO, as described above under “Compensation Determinations.”

In February 2020, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the target bonus levels of the then-serving NEOs. Mr. Devgan’s target bonus

49

level as a percentage of base salary was increased from 100% to 115% and Mr. Teng’s target bonus level as a percentage of base salary was increased from 75% to 100%, in each case in order to bring his target cash compensation more in line with competitive market levels for his position and Cadence’s other executive officers. The Compensation Committee determined that the fiscal 2019 target bonus levels as a percentage of base salary for Messrs. Tan and Wall were appropriate and would remain unchanged for fiscal 2020. Ms. Flaminia’s target bonus level was established in February 2020 in connection with the negotiation of her employment terms and by reference to the fiscal 2020 Peer Group as well as the company’s historical compensation practices with respect to its executive officers.

The base salaries, target bonus levels under the SEBP and actual bonuses earned by the NEOs for fiscal 2020 (as determined using the criteria described below) are set forth in the table below.

		Senior Executive Bonus Plan

Name	Base Salary(1)	Target Bonus (as % of Base Salary)	Target Bonus(3)	Actual Bonus(4)

Lip-Bu Tan	$725,000	125%	$906,250	$1,353,419

John M. Wall	440,000	100	440,000	688,197

Anirudh Devgan	550,000	115	632,500	972,416

Alinka Flaminia	410,000	75	307,500	239,908	(2)

Chin-Chi Teng	400,000	100	400,000	581,953

(1)

The base salaries shown above are annualized for a 52-week fiscal year. Fiscal 2020 was a 53-week fiscal year, and accordingly, the actual base salaries earned in fiscal 2020, as shown in the 2020 Summary Compensation Table below, are higher than the annualized amounts shown above.

(2)	Ms. Flaminia joined the company in June 2020 and did not receive a bonus for the first half of fiscal 2020.

(3)	The target bonus amounts shown above are annualized for a 52-week fiscal year, and are equal to the annualized base salaries multiplied by the target bonus percentage.

(4)	The actual bonus amounts shown above were determined based on the actual base salaries earned during fiscal 2020, including during the 53rd week of the fiscal year.

Performance Factors. Each NEO’s actual bonus under the SEBP for fiscal 2020 was determined by multiplying his or her base salary earned during the bonus period by his or her target bonus percentage, the product of which is then multiplied by two factors: (i) a “Company Performance Factor” and (ii) an “Individual Performance Factor.” In fiscal 2020, the Company Performance Factor was comprised of (a) a “Revenue Component” (weighted 45%) and (b) an “Operating Margin Component” (weighted 55%), and the Individual Performance Factor was comprised of (y) a “Quality Component” (weighted 25%) and (z) an “Executive Leadership Component” (weighted 75%). The combination of these performance factors is intended to ensure that all critical aspects of performance are considered in determining short-term cash incentive awards.

The bonus determination under the SEBP is illustrated below:

Base Salary Earned During Bonus Period Target Bonus % Company Performance Factor Individual Performance Factor Actual Bonus 45% Revenue 55% Non-GAAP Operating Margin 25% Quality 75% Executive Leadership

50

Determination of Company Performance Factor. The Company Performance Factor is designed to reflect Cadence’s overall financial performance. The weightings and performance components used to determine the Company Performance Factor are reviewed by the Compensation Committee, in consultation with the CEO, for each performance period to evaluate whether the weightings and performance components align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s business and financial performance and directly impact long-term stockholder value.

The Revenue Component is a percentage ranging from 0% to 150% that is a function of Cadence’s total revenue for the performance period divided by a pre-established revenue target (the “Revenue Target”) for the same performance period.

The Operating Margin Component is a percentage ranging from 0% to 150% that is a function of Cadence’s non-GAAP operating margin for the performance period divided by a pre-established non-GAAP operating margin target (the “Operating Margin Target”) for the same performance period. For purposes of the SEBP, non-GAAP operating margin is defined as the ratio of non-GAAP income from operations (that is, GAAP operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified deferred compensation expenses or credits, restructuring and other charges or credits, acquisition- and integration-related costs, and special charges) divided by total revenue.

For both components of the Company Performance Factor, the Compensation Committee excludes the impact of acquisitions made by Cadence during the applicable performance period if such acquisitions were not taken into account in the setting of the targets.

The Revenue Target and Operating Margin Target for the first half of fiscal 2020 were established in February 2020 prior to the onset of the COVID-19 pandemic and were not subsequently adjusted in response to the pandemic. When establishing the Revenue Target and Operating Margin Target in July 2020 for the second half of fiscal 2020, the Compensation Committee considered the impact of COVID-19 on the company’s operations but did not modify its approach for making such determination as compared to prior periods. The Compensation Committee designed these performance targets to be challenging but achievable with strong management performance.

For each half of fiscal 2020, the revenue and non-GAAP operating margin performance targets and actual performance against such targets used to determine the Company Performance Factor were as follows:

	1st Half 2020		2nd Half 2020

	Revenue (in millions)	Non-GAAP Operating Margin	Revenue (in millions)	Non-GAAP Operating Margin

2020 SEBP Target	$1,220	30.0%	$1,344	32.6%

Actual Achievement	$1,256	33.7%	$1,427	36.5%

Company Performance Factor	123.5%		130.2%

Determination of Individual Performance Factor. As described under “Performance Factors” above, for fiscal 2020, the Individual Performance Factor consisted of two components (both expressed as a percentage ranging from 0% to 150%): (i) a Quality Component based on criteria such as the accomplishment of quality goals, quality improvement, leadership of quality initiatives and customer satisfaction and (ii) an Executive Leadership Component based on criteria such as the achievement of strategic objectives, leadership within the organization, talent acquisition and retention and fiscal management. The Individual Performance Factor criteria specific to each NEO that were considered by the Compensation Committee are set forth below:

•	Mr. Tan: Agile leadership and unwavering commitment to Cadence stockholders, employees and customers, including executive sponsorship of key ESG initiatives; delivery of consistent, strong business results; and successful execution of Cadence’s Intelligent System Design strategy.

51

•	Mr. Wall: Delivery of strong quarterly and year-end financial results and execution against a long-term operating model focused on revenue growth and operating margin expansion; furtherance of Cadence’s sustainable business practices.

•	Mr. Devgan: Expanded role to include Worldwide Field Operations with a focus on successful customer partnerships and technology proliferation; leadership of the IT and Security organizations; and partnership with Mr. Tan on the execution of Cadence’s Intelligent System Design strategy and its diversity and inclusion efforts.

•	Ms. Flaminia: Quick integration into Cadence; strong leadership of the legal function at Cadence; and added value in all aspects of the legal function, such as navigation of a dynamic regulatory environment and heightened focus on ESG matters.

•	Mr. Teng: Ensured that Cadence is a leader in the Digital market with consistent focus on innovation, product quality and delighting Cadence customers.

Actual Bonus Payments. Based on its assessment of Cadence’s performance and individual performance as described above, the Compensation Committee approved the following bonus payouts under the SEBP for each half of fiscal 2020:

	1st Half 2020		2nd Half 2020

Name	(% of Target)(1)	($)	(% of Target)(1)	($)

Lip-Bu Tan	140.0%	$634,457	147.3%	$718,962

John M. Wall	143.6	314,057	157.9	374,140

Anirudh Devgan	141.6	447,787	154.0	524,629

Alinka Flaminia(2)	—	—	144.9	239,908

Chin-Chi Teng	136.5	272,402	143.7	309,551

(1)	The percentage of target is equal to (a) the actual bonus amount divided by (b) the actual base salary earned during each bonus period multiplied by the target bonus percentage.
(2)	Ms. Flaminia joined the company in June 2020 and did not receive a bonus for the first half of fiscal 2020.

Equity Incentive Compensation

Overview. Consistent with the principles of Cadence’s compensation for its executive officers outlined above, equity incentives are designed to provide executive officers with an ownership stake in Cadence, promote stock ownership to align the executive officers’ interests with those of other Cadence stockholders, and create significant incentives for executive retention. Specifically, equity incentives in the form of stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant, which aligns the interests of executive officers with those of Cadence stockholders. Further, the executive officers must remain employed at Cadence during the period required for the stock options to vest. Equity incentive awards in the form of incentive stock awards also align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases. The vesting of incentive stock awards granted to Cadence’s executive officers is also subject to the achievement of performance goals originally intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code before passage of the Tax Cuts and Jobs Act. Although the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code has been repealed, the Compensation Committee continued to maintain the performance goal requirement for incentive stock awards granted in fiscal 2020.

52

Additionally, as an important component of executive officers’ equity incentive compensation, the Compensation Committee has periodically made grants of LTP Awards. The Compensation Committee granted LTP Awards to all then-serving executive officers in fiscal 2016 and fiscal 2019, with additional grants to Messrs. Tan and Wall in fiscal 2017 and to Ms. Flaminia in fiscal 2020. The Compensation Committee, with input and collaboration from its independent compensation consultant, designed the LTP Awards to further focus the executive officers on building strong, sustained levels of growth, to provide a pay opportunity for exceptional market performance by Cadence, and to inspire innovation and resourcefulness to achieve Cadence’s strategic priorities over a multi-year performance period. By design, the LTP Awards provide value to the recipients only if there is a significant increase in stockholder value during the multi-year performance period of the awards. The Compensation Committee will continue to assess Cadence’s equity incentive compensation program and may make future grants of LTP Awards, with similar or different design parameters as prior LTP Awards, as it deems appropriate.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers each of the compensation factors set forth under “Compensation Determinations,” without prescribing particular weightings to any of the compensation factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the equity compensation for all of the executive officers except himself.

Fiscal 2020 Equity Grants. The Compensation Committee believes equity incentive grants provide the appropriate level of executive alignment with Cadence stockholder interests and reward Cadence’s executives for building long-term stockholder value. The fiscal 2020 equity grants were designed to create balance among stock options (which provide value only if the stock price increases) and incentive stock awards (which provide more certain retention value subject to the fulfillment of certain vesting conditions, while still providing an incentive to improve Cadence’s stock performance).

In February 2020, the Compensation Committee approved stock option and incentive stock award grants for the then-serving NEOs as part of the annual equity program. Ms. Flaminia’s equity grants were awarded when she joined the company in June 2020 and were established by reference to the fiscal 2020 Peer Group as well as the company’s historical compensation practices with respect to its executive officers. Approximately 50% of the CEO’s fiscal 2020 equity grants (based on grant date fair value calculated pursuant to FASB ASC 718) consisted of stock options, and approximately 34% of the other NEOs’ fiscal 2020 equity grants in the aggregate consisted of stock options, with the remainder of the equity grants being incentive stock awards. The foregoing does not take into account Ms. Flaminia’s LTP Award. The Compensation Committee continued to place significant weight on stock options to focus on stock price appreciation over the seven-year term of the stock option. The stock options granted to the NEOs in February 2020 vest monthly over four years from the date of grant and expire seven years from the date of grant. The incentive stock awards granted to the NEOs in February 2020 vests over three years, with one-third of the award shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to achievement of the performance goal requirement mentioned above. The stock option granted to Ms. Flaminia in 2020 vest over four years, with one-fourth of the option shares vesting approximately twelve months after the date of grant and the remaining option shares vesting monthly over the subsequent 36 months. The incentive stock award granted to Ms. Flaminia in 2020 vests over four years, with one-fourth of the award shares vesting approximately twelve months after the date of grant and the remaining shares vesting in three equal annual installments, subject to achievement of a performance goal requirement, as described above.

Other 2020 Equity Grants and 2020 LTP Award. In February 2020, Mr. Teng was granted a one-time $250,000 equity award to recognize his strong individual performance and relatively low outstanding equity holdings as compared to the company’s other executive officers. The award was split between incentive stock award shares and options with the same equity mix and vesting schedule as annual equity awards.

As noted above, Ms. Flaminia joined the company in June 2020 and received a new hire award consisting of a stock option and incentive stock award shares with an aggregate grant date fair value of $2.25 million. The Compensation Committee determined the size of this award based on an assessment of the historical annual

53

opportunity for the prior incumbent and also considered the value of Ms. Flaminia’s outstanding equity compensation from her former employer as of the time her compensation was negotiated. In addition, Ms. Flaminia received an LTP Award as described below in the 2020 Summary Compensation Table to bring her compensation into alignment with other senior executives that received an LTP Award in 2019. The fiscal 2020 LTP Award granted to Ms. Flaminia has the same performance targets, vesting terms and design as the grants made to the then-serving executives in fiscal 2019 but with different vesting caps at the performance measurement dates to recognize her starting more than a year into the five-year performance period. Under the LTP Award design, vesting with respect to the interim performance periods is subject to a maximum vesting cap. Ms. Flaminia’s vesting caps are 20% (vs. 33% for other 2019 LTP Award recipients) at the first performance measurement date in March 2022 and 40% (vs. 67% for other 2019 LTP Award recipients) at the second performance measurement date in March 2023. In determining the size of Ms. Flaminia’s LTP Award, the Compensation Committee considered the size of the LTP Awards granted to the company’s other executive officers in fiscal 2019, which were determined based on market data from Cadence’s Peer Group as well as input from the Compensation Committee’s independent compensation consultant regarding similar programs in the market place and with particular attention paid to the annualized value of such awards as compared to Cadence’s Peer Group.

Outstanding LTP Awards. Vesting of the outstanding LTP Awards is conditioned upon Cadence achieving specific and relative TSR metrics over a multi-year performance period, with vesting caps applicable to the first two performance measurement dates. All outstanding LTP Awards are structured similarly in that they measure share price performance over multi-year performance periods and rely on a combination of (1) absolute price thresholds that must be maintained at each measurement date and (2) a relative TSR assessment against a S&P IT index.

•	2016 LTP Awards and 2017 LTP Awards: The LTP Award grants on February 8, 2016 (the “2016 LTP Awards”) were made to all then-serving executive officers, and the vesting of such awards began in March 2019 when Cadence’s 20-day average stock price exceeded a threshold of $28 per share and full vesting occurred in March 2021 when the average stock exceeded the target of $43 per share. The first vest date of such awards occurred on March 15, 2019 and a vesting cap of 33% of the award shares was applicable; the second vest date occurred on March 15, 2020 and a cumulative vesting cap of 67% of the award shares was applicable; and the third (and final) vest date occurred on March 15, 2021 and a cumulative vesting cap of 100% of the award shares was applicable. Mr. Tan was granted a second LTP Award on February 21, 2017 with a $40 threshold stock price, $50 goal stock price, a 33% vesting cap applicable to the March 15, 2019 vest date, a 67% cumulative vesting cap applicable to the March 15, 2020 vest date, and a cumulative vesting cap of 100% applicable to the March 15, 2021 vest date. On October 1, 2017, an LTP Award was granted to Mr. Wall in conjunction with his promotion to CFO. Mr. Wall’s LTP Award is subject to higher performance targets ($43 threshold and $50 goal), with the first vest date of Mr. Wall’s LTP grant occurring on March 15, 2020 and a vesting cap of 25% of the award shares was applicable, and the second (and final) vest date occurred on March 15, 2021 with a cumulative vesting cap of 100% of the award shares. All 2016 and 2017 LTP Awards require relative TSR to be equal to or greater than the 35th percentile of the companies in the S&P MidCap 400 Information Technology Index as of February 8, 2016 and the companies in the S&P MidCap 400 Information Technology Index as of February 21, 2017, respectively, in order for the awards to vest. Cadence’s 20-day average stock price on March 15, 2020 was $68.58 and its TSR relative to the comparator groups as of February 8, 2016 and February 21, 2017 was in the 90th percentile and 88th percentile, respectively. Accordingly, 34% of the shares under each 2016 LTP Award, 34% of the shares under Mr. Tan’s 2017 LTP Award, and 25% of the shares under Mr. Wall’s 2017 LTP Award vested on such date. Cadence’s 20-day average stock price on March 15, 2021 was $135.27 and its TSR relative to the comparator groups as of February 8, 2016 and February 21, 2017 was in the 96th percentile and 94th percentile, respectively. Accordingly, 33% of the shares under each 2016 LTP Award, 33% of the shares under Mr. Tan’s 2017 LTP Award, and 75% of the shares under Mr. Wall’s 2017 LTP Award vested on such date. Therefore, 100% of all 2016 and 2017 LTP award shares are fully vested as of March 15, 2021 and no award shares were forfeited from the 2016 and 2017 LTP Awards.

54

•	2019 LTP Awards and 2020 LTP Award: The LTP Award grants on March 15, 2019 to the then-serving executive officers and the LTP Award granted on June 1, 2020 to Ms. Flaminia will begin vesting when Cadence’s 20-day average stock price exceeds a threshold of $77.80 per share and full vesting is scheduled to occur when the average stock price reaches a goal of $138 per share. The first vest date of such awards is scheduled to occur in March 2022, with any vesting on such date subject to the 33% vesting cap (or 20% with respect to Ms. Flaminia’s grant). The other terms of the 2019 LTP Awards and 2020 LTP Award, including the severance and change in control terms, are the same and a summary thereof can be found in Cadence’s 2020 Proxy Statement.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Grants to the executive officers are generally made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires.

Deferred Compensation

In fiscal 2020, all of the NEOs were eligible to defer compensation otherwise payable to them under a nonqualified deferred compensation plan maintained by Cadence (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to allow for salary deferral above the limits imposed by the Internal Revenue Code for 401(k) plans on an income tax-deferred basis. Under the Deferred Compensation Plan, non-employee directors and selected employees who are classified as officers, vice presidents, directors, or an equivalent title are eligible to participate. Amounts deferred under the Deferred Compensation Plan are held in accounts with values indexed to the performance of mutual funds or money market accounts selected by the participant. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. Unlike 401(k) plans with contributions housed in a trust and protected from creditors under the Employee Retirement Income Security Act of 1974 (ERISA), the Deferred Compensation Plan is unfunded and is subject to the claims of creditors. As a result, participants in the Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The executive officers, including the NEOs, are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. Cadence does not currently offer guaranteed pension benefits in the United States. Cadence periodically assesses the competitiveness of its broad-based employee benefit plans. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence did not provide material perquisites to any NEO in fiscal 2020. Cadence does not provide its executive officers with club memberships, financial planning assistance, personal use of private aircraft or tax gross-up payments.

55

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control arrangements and considers how those practices compare to Cadence’s severance and change in control arrangements. Cadence has entered into employment agreements with Messrs. Tan and Devgan that provide for benefits upon termination of employment under certain circumstances, such as in connection with a change in control of Cadence.

In fiscal 2016, Cadence adopted the Executive Severance Plan, which provides certain severance benefits to individuals promoted to or hired as executive officers of Cadence, to the extent designated as a participant in the Executive Severance Plan by the Compensation Committee. Ms. Flaminia and Messrs. Wall and Teng have each been designated as a participant in the Executive Severance Plan. In designing the Executive Severance Plan, the Compensation Committee structured the severance benefit levels based on Cadence’s historical practices, as reflected in the executive employment agreements in place with Messrs. Tan and Devgan.

Cadence provides these severance benefits as a means of retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, the employment agreements and the Executive Severance Plan provide for severance benefits upon Cadence’s termination of the executive’s employment without “cause.”    The employment agreements, but not the Executive Severance Plan, provide severance benefits upon resignation by the executive in connection with a “constructive termination” without a change in control.    In the event of a change in control of Cadence, and if the executive’s employment is terminated without “cause” or by the executive in connection with a “constructive termination,” the executive will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation, or loss of employment.

In March 2020, Mr. Devgan’s employment agreement and the terms of Mr. Teng’s participation in the Executive Severance Plan were amended to reflect the increase in their respective target cash compensation that occurred in fiscal 2020.

See “Potential Payments upon Termination or Change in Control” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence’s Stock Ownership Guidelines require that Cadence’s executive officers hold shares of Cadence common stock with a value equal to or greater than a specific value, as set forth below. These guidelines are designed to further align the interests of Cadence’s executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance.

Position	Minimum Value of Shares	Years to Meet Guidelines

Chief Executive Officer	3X annual base salary	5 years

Other Executive Officers	1X annual base salary	5 years

Compliance with the Stock Ownership Guidelines is measured on the last trading day of each fiscal year in which the guidelines are applicable (the “Ownership Measurement Date”), based on the average closing price of Cadence common stock during the 20 trading day period ending on the Ownership Measurement Date (the “Measurement Price”). As of December 31, 2020 (the last trading day of Cadence’s fiscal 2020), all of the NEOs satisfied Cadence’s Stock Ownership Guidelines.

56

Should any executive officer not meet the Stock Ownership Guidelines on the Ownership Measurement Date based on the Measurement Price or on any other date based on the closing price of Cadence common stock on such date, such executive officer is required to retain an amount equal to 100% of the “net shares” received as a result of the exercise, vesting or settlement of any Cadence equity award granted to such executive officer until the guideline is met. “Net shares” are those shares that remain after the shares are sold or withheld to pay any applicable exercise price or taxes for the award. The Compensation Committee retains the discretion to grant a hardship exception to an executive officer if he or she fails to meet the guidelines as of the Ownership Measurement Date.

The following forms of equity interests in Cadence count towards satisfaction of the Stock Ownership Guidelines: restricted or incentive shares (whether vested or unvested), shares subject to RSUs, shares obtained through Cadence’s Employee Stock Purchase Plan (the “ESPP”), shares obtained through the exercise of stock options or upon settlement of restricted stock, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or his or her family and restricted shares granted under Cadence’s equity plans.

CLAWBACK POLICY

Cadence has adopted a clawback policy, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to the NEOs on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and considered in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

COMPENSATION COMMITTEE REPORT

The current members of the Compensation Committee have reviewed and discussed the “Compensation Discussion and Analysis” above with management. Based on this review and discussion, the current members of the Compensation Committee recommended to the Board the inclusion of the “Compensation Discussion and Analysis” in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

COMPENSATION COMMITTEE

Mark W. Adams, Chair

Susan L. Bostrom

John B. Shoven

57

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2020, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director of Cadence or member of the Compensation Committee.

58

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded to, paid to, or earned by Cadence’s NEOs in fiscal 2020 and, to the extent required, in fiscal 2019 and fiscal 2018.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(3)(4)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(5)	Total ($)

Lip-Bu Tan Chief Executive Officer	2020	$738,942	$3,750,000		$3,748,545		$1,353,419	$13,734	$9,604,640
	2019	725,000	14,275,220		2,996,685		1,137,596	12,055	19,146,556
	2018	725,000	2,750,018		2,740,245		1,327,575	13,530	7,556,368
John M. Wall Senior Vice President and Chief Financial Officer	2020	448,462	1,419,019		730,724		688,197	10,160	3,296,562
	2019	375,000	2,999,992		543,396		490,636	9,444	4,418,468
	2018	375,000	825,006		423,490		420,522	9,715	2,053,733

Anirudh Devgan President	2020	561,539	2,640,035		1,359,478		972,416	10,422	5,543,890
	2019	550,000	6,528,009		1,358,505		698,084	171,921	9,306,519
	2018	500,000	1,979,990		1,016,380		739,764	119,848	4,355,982

Alinka Flaminia(6) Senior Vice President, Chief Legal Officer and Corporate Secretary	2020	244,423	3,660,965		765,018		239,908	5,255	4,915,569

Chin-Chi Teng Senior Vice President, Research and Development	2020	407,692	1,485,020	(7)	764,701	(7)	581,953	10,259	3,249,625

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and the Deferred Compensation Plan.

(2)

Variances in the “Salary” column above for fiscal 2020 versus the annual base salary amounts as described in the “Compensation Discussion and Analysis” are the result of the impact of a 53-week fiscal year in fiscal 2020. Fiscal 2019 and 2018 were 52-week fiscal years.

(3)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2020 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2020 are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, and the assumptions used to calculate the valuation of the awards for prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s annual reports on Form 10-K for the corresponding years. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by the holder over a number of years, and the stock awards are subject to performance conditions. The terms of the applicable awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2020” and “Outstanding Equity Awards at 2020 Fiscal Year End.” The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(4)

The amount shown includes both the grants of incentive stock awards (“ISAs”) and long-term equity awards subject to stockholder return targets (“LTP Awards”). LTP Awards were granted to Messrs. Tan, Wall, Devgan

59

and Teng in fiscal 2019, and to Ms. Flaminia in fiscal 2020 upon her appointment as an executive officer. As a result of the foregoing, stock award values and total compensation for years in which an executive officer received an LTP Award are significantly higher than Cadence’s historical compensation levels.

The per share and aggregate grant date fair values of the ISAs and the LTP Award granted in fiscal 2020, calculated pursuant to FASB ASC 718, are set forth below. The grant date fair value of the LTP Award was calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. The grant date fair value of the LTP Award does not correspond to the actual value that may be recognized by the holder of the award, which may be higher or lower based on a number of factors, including Cadence’s performance, the performance of the companies included in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index, stock price fluctuations and the satisfaction of other applicable vesting conditions. When reviewing the LTP Award, the vesting alignment with stockholder return, the time-based vesting limits and the relative TSR performance requirements, among other features of the LTP Awards, should be considered in addition to the grant date fair value. Since certain vesting conditions related to the LTP Award are considered market conditions and not performance conditions pursuant to FASB ASC 718, a maximum grant date fair value is not provided below. The vesting conditions and other terms of the LTP Award are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2020” and “Outstanding Equity Awards at 2020 Fiscal Year End” and in “Compensation Discussion and Analysis.”

The table below sets forth the per share and aggregate grant date fair values of the ISAs and the LTP Award granted to Cadence’s NEOs in fiscal 2020:

	ISAs			LTP Awards
Name	Shares	Per Share ($)	Aggregate ($)	Shares	Per Share ($)	Aggregate ($)
Lip-Bu Tan	47,613	$78.76	$3,750,000	—	$—	$—
John M. Wall	18,017	78.76	1,419,019	—	—	—
Anirudh Devgan	33,520	78.76	2,640,035	—	—	—
Alinka Flaminia(6)	14,983	99.11	1,484,965	40,000	54.40	2,176,000
Chin-Chi Teng(7)	16,760	78.76	1,320,018	—	—	—
	2,095	78.76	165,002	—	—	—

(5)	The amounts listed in the “All Other Compensation” column above reflect the following and are based upon the actual cost expended by Cadence in connection with the following amounts for fiscal 2020:

•	For Mr. Tan, the amount shown includes $8,550 for 401(k) matching contributions and $5,184 for term life insurance premium payments.

•	For Mr. Wall, the amount shown includes $8,550 for 401(k) matching contributions and $1,610 for term life insurance premium payments.

•	For Mr. Devgan, the amount shown includes $8,550 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Ms. Flaminia, the amount shown includes $2,775 for 401(k) matching contributions and $2,480 for term life insurance premium payments.

•	For Mr. Teng, the amount shown includes $8,550 for 401(k) matching contributions and $1,709 for term life insurance premium payments.

(6)

Ms. Flaminia was appointed Senior Vice President, Chief Legal Officer and Corporate Secretary of Cadence effective June 1, 2020. The amounts shown for her stock awards and option award are the aggregate grant date fair values calculated in accordance with Note 4 above for new hire long-term equity granted to Ms. Flaminia in connection with her acceptance of employment at Cadence.

(7)

Mr. Teng received special one-time ISA and option award grants in February 2020 in recognition of his strong individual performance and relatively low outstanding equity holdings. The award is split between ISAs and options with the same equity mix and vesting schedule as annual equity grants.

60

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2020

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lip-Bu Tan	2/14/20	$—	$—	$ —	—	—	—	47,613	—	$—	$3,750,000
	2/14/20	—	—	—	—	—	—	—	198,035	78.76	3,748,545
	SEBP	0	941,106	2,117,488	—	—	—	—	—	—	—
John M. Wall	2/14/20	—	—	—	—	—	—	18,017	—	—	1,419,019
	2/14/20	—	—	—	—	—	—	—	38,604	78.76	730,724
	SEBP	0	455,673	1,025,265	—	—	—	—	—	—	—
Anirudh Devgan	2/14/20	—	—	—	—	—	—	33,520	—	—	2,640,035
	2/14/20	—	—	—	—	—	—	—	71,821	78.76	1,359,478
	SEBP	0	656,827	1,477,861	—	—	—	—	—	—	—
Alinka Flaminia	7/15/20	—	—	—	—	—	—	14,983	—	—	1,484,965
	7/15/20	—	—	—	—	—	—	—	27,787	99.11	765,018
	6/01/20	—	—	—	0	23,735	40,000	—	—	—	2,176,000
	SEBP	0	165,577	372,548	—	—	—	—	—	—	—
Chin-Chi Teng	2/14/20	—	—	—	—	—	—	16,760	—	—	1,320,018
	2/14/20	—	—	—	—	—	—	2,095	—	—	165,002
	2/14/20	—	—	—	—	—	—	—	35,910	78.76	679,730
	2/14/20	—	—	—	—	—	—	—	4,489	78.76	84,971
	SEBP	0	414,904	933,534	—	—	—	—	—	—	—

(1)

The Non-Equity Incentive Plan Awards consist of cash bonuses under the SEBP. Pursuant to the terms of the SEBP, bonus amounts are based on base salary earned during the year by each NEO, including during an extra 53rd week in fiscal 2020. The minimum dollar amount for each such bonus award is $0. Ms. Flaminia’s bonus amounts reflect her June 2020 employment commencement date.

(2)

The Equity Incentive Plan Awards consist of the LTP Awards. The minimum number of shares of the LTP Award is zero. The target number of shares of the LTP Award was calculated based on the application of a Monte Carlo simulation model to determine the probable outcome of the market-based performance conditions. All or a portion of the LTP Award shares vest upon achievement of certain absolute and relative TSR goals, as described in “Compensation Discussion and Analysis” above.

(3)

The stock awards granted to Messrs. Tan, Wall, Devgan and Teng on February 14, 2020 were granted under the Omnibus Plan and vest over three years, with 1/3rd of the shares subject to each such stock award vesting twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of certain specified performance goals. The stock award granted to Ms. Flaminia on July 15, 2020 was granted under the Omnibus Plan and vests over four years, with 1/4th of the shares subject to such stock award vesting twelve months after the date of grant and the remaining shares vesting in three equal annual installments, subject to the achievement of certain specified performance goals.

(4)

The stock options granted to Messrs. Tan, Wall, Devgan and Teng on February 14, 2020 were granted under the Omnibus Plan and vest over four years, with 1/48th of the shares vesting each month after the date of grant. The stock option granted to Ms. Flaminia on July 15, 2020 was granted under the Omnibus Plan and vests over four years, with 1/4th of the shares vesting twelve months after the date of the grant and 1/36th of the remaining shares vesting monthly over the subsequent 36 months.

(5)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

61

(6)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2020 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The grant date fair value of the stock awards and stock options granted during fiscal 2020 is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

Pursuant to FASB ASC 718, the grant date fair value of the LTP Award was calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. The per share grant date fair value of the LTP Award granted to Ms. Flaminia on June 1, 2020 was $54.40. The vesting and other terms of the LTP Award are discussed in more detail in the table entitled “Outstanding Equity Awards at 2020 Fiscal Year End” and in the “Compensation Discussion and Analysis” section. The grant date fair value of the LTP Award does not correspond to the actual values that may be recognized by the holder of the award, which may be higher or lower based on a number of factors, including Cadence’s performance, the performance of the companies included in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index, stock price fluctuations and applicable vesting.

NARRATIVE DISCLOSURE TO 2020 SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2020 TABLE

Employment Terms

Certain elements of compensation set forth in the 2020 Summary Compensation Table and the table entitled “Grants of Plan-Based Awards in Fiscal Year 2020” reflect the terms of an employment agreement or a letter between Cadence and each of the NEOs that was in effect as of January 2, 2021.

•	Lip-Bu Tan. Cadence is a party to an employment agreement with Mr. Tan entered into on January 8, 2009 that then provided for an initial base salary of $600,000 per year and for Mr. Tan’s participation in the SEBP at an annual target bonus of 100% of his base salary. Over the years, Mr. Tan has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2020, 2019 and 2018, Mr. Tan’s base salary was $725,000 and his annual target bonus was 125% of his base salary.

•	John M. Wall. Cadence is a party to a letter with Mr. Wall entered into on September 12, 2017 confirming his promotion to Senior Vice President and CFO that then provided for a base salary of $360,000 per year and Mr. Wall’s participation in the SEBP at an annual target bonus of 75% of his base salary. Over the years, Mr. Wall has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2020, his base salary was $440,000 and his annual target bonus was 100% of his base salary. In 2019 and 2018, Mr. Wall’s base salary was $375,000 and his annual target bonus was 100% and 75% of his base salary, respectively.

•	Anirudh Devgan. Cadence is a party to an employment agreement with Mr. Devgan entered into on March 16, 2015 that then provided for a base salary of $375,000 per year and for Mr. Devgan’s participation in the SEBP at an annual target bonus of 75% of his base salary. Over the years, Mr. Devgan has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2020, Mr. Devgan’s base salary was $550,000 and his annual target bonus was 115% his base salary. In 2019 and 2018, Mr. Devgan’s base salary was $550,000 and $500,000, respectively, and his target bonus was 100% of his base salary.

62

•	Alinka Flaminia. Cadence is a party to an offer letter with Ms. Flaminia entered into on February 26, 2020 that provides for a base salary of $410,000 per year and Ms. Flaminia’s participation in the SEBP at an annual target bonus of 75% of her base salary.

•	Chin-Chi Teng. Cadence is a party to a letter with Mr. Teng entered into on August 28, 2018 confirming his promotion to Senior Vice President, Research and Development that then provided for a base salary of $375,000 per year and Mr. Teng’s participation in the SEBP at an annual target bonus of 75% of his base salary. In 2020, Mr. Teng’s base salary was increased to $400,000 and his annual target bonus was increased to 100% of his base salary.

63

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)

Lip-Bu Tan	500,000	(3)	—		17.16	2/09/22	—		$—
	500,000	(3)	—		19.60	2/08/23	—		—
	407,291		17,709		30.79	2/21/24	—		—
	190,754		78,547		39.58	2/06/25	—		—
	94,177		111,302		56.57	2/22/26	—		—
	41,257		156,778		78.76	2/14/27	—		—
	—		—		—	—	66,000	(4)	9,004,380
	—		—		—	—	33,000	(5)	4,502,190
	—		—		—	—	11,580	(6)	1,579,859
	—		—		—	—	26,516	(7)	3,617,578
	—		—		—	—	522,000	(8)	71,216,460
	—		—		—	—	47,613	(9)	6,495,842

John M. Wall	29,480		12,139		39.58	2/06/25	—		—
	17,077		20,183		56.57	2/22/26	—		—
	8,042		30,562		78.76	2/14/27	—		—
	—		—		—	—	37,500	(10)	5,116,125
	—		—		—	—	3,474	(6)	473,958
	—		—		—	—	9,333	(7)	1,273,301
	—		—		—	—	90,000	(8)	12,278,700
	—		—		—	—	18,017	(9)	2,458,059

Anirudh Devgan	71,875		3,125		30.79	2/21/24	—		—
	70,752		29,134		39.58	2/06/25	—		—
	42,694		50,457		56.57	2/22/26	—		—
	14,962		56,859		78.76	2/14/27	—		—
	—		—		—	—	66,000	(4)	9,004,380
	—		—		—	—	8,337	(6)	1,137,417
	—		—		—	—	23,334	(7)	3,183,458
	—		—		—	—	180,000	(8)	24,557,400
	—		—		—	—	33,520	(9)	4,573,134

Alinka Flaminia	—		27,787	(11)	99.11	7/15/27	—		—
	—		—		—	—	40,000	(12)	5,457,200
	—		—		—	—	14,983	(13)	2,044,131

Chi-Chin Teng	17,077		20,183		56.57	2/22/26	—		—
	7,481		28,429		78.76	2/14/27	—		—
	935		3,554		78.76	2/14/27	—		—
	—		—		—	—	2,500	(14)	341,075
	—		—		—	—	833	(15)	113,646
	—		—		—	—	4,645	(16)	633,717
	—		—		—	—	9,333	(7)	1,273,301
	—		—		—	—	90,000	(8)	12,278,700
	—		—		—	—	16,760	(9)	2,286,567
	—		—		—	—	2,095	(9)	285,821

(1)	Unless otherwise indicated, these stock options were granted seven years prior to the expiration date and vest at a rate of 1/48th every month after the date of grant.

(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share.

(3)	Stock option was fully vested as of January 2, 2021.

(4)

LTP Award was granted on February 8, 2016 and vests upon achieving TSR between a threshold of 45.3% (corresponding to a $28 stock price, above which vesting begins) and a goal of 123.1% (corresponding to a

64

$43 stock price, at or above which 100% vesting would occur) from the $19.27 trailing 20-day average stock price as of February 8, 2016 (the award grant date) through March 15, 2021 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 45.3% threshold and 123.1% goal values is based on a linear interpolation between these two amounts. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2019 and March 15, 2020 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% for the 2019 measurement date and 67% for the 2020 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from February 8, 2016 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index as of February 8, 2016. On March 15, 2019, 33% of the LTP Award vested, on March 15, 2020, an additional 34% of the LTP Award vested, and on March 15, 2021, the remaining 33% of the LTP Award vested.

(5)

LTP Award was granted on February 21, 2017 and vests upon achieving TSR between a threshold of 40.6% (corresponding to a $40 stock price, above which vesting begins) and a goal of 75.8% (corresponding to a $50 stock price, at or above which 100% vesting would occur) from the $28.44 trailing 20-day average stock price as of February 21, 2017 (the original award grant date) through March 15, 2021 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 40.6% threshold and 75.8% goal values is based on a linear interpolation between these two amounts. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2019 and March 15, 2020 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% for the 2019 measurement date and 67% for the 2020 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from February 21, 2017 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index as of February 21, 2017. On March 15, 2019, 33% of the LTP Award vested, on March 15, 2020, an additional 34% of the LTP Award vested, and on March 15, 2021, the remaining 33% of the LTP Award vested.

(6)	Restricted stock was granted on February 6, 2018 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(7)

Restricted stock was granted on February 22, 2019 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(8)

LTP Award was granted on March 15, 2019 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 (the award grant date) through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% of the “Base Shares” for the 2022 measurement date and 67% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award. Please refer to Cadence’s 2020 proxy statement for a more complete description of the 2019 LTP Awards.

65

(9)

Restricted stock was granted on February 14, 2020 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(10)

LTP Award was granted on October 1, 2017 and vests upon achieving TSR between a threshold of 12.0% (corresponding to a $43 stock price, above which vesting begins) and a goal of 30.2% (corresponding to a $50 stock price, at or above which 100% vesting would occur) from the $38.41 trailing 20-day average stock price as of October 1, 2017 (the award grant date) through March 15, 2021 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 12.0% threshold and 30.2% goal values is based on a linear interpolation between these two amounts. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from February 21, 2017 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index as of February 21, 2017. On March 15, 2020, 25% of the LTP Award vested, and on March 15, 2021, the remaining 75% of the LTP Award vested.

(11)

Stock option was granted seven years prior to the expiration date and vests over four years, with 1/4th of the shares vesting twelve months after the date of the grant and 1/36th of the remaining shares vesting monthly over the subsequent 36 months.

(12)

LTP Award was granted on June 1, 2020 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 20% of the “Base Shares” for the 2022 measurement date and 40% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of 33,300 shares of Cadence common stock and “Overage Shares” consist of 6,700 shares of Cadence common stock. Other than as set forth above, the terms of this LTP Award are substantially the same as the 2019 LTP Awards described in footnote 8 above.

(13)

Restricted stock was granted on July 15, 2020 and vests over four years, with 1/4th of the shares subject to such stock award vesting twelve months after the date of grant and the remaining shares vesting in three equal annual installments, subject to the achievement of certain specified performance goals.

(14)	Restricted stock was granted on June 4, 2018 and vests at a rate of 1/6th every six months from the date of grant over three years.

(15)	Restricted stock was granted on June 15, 2018 and vests at a rate of 1/6th every six months from the date of grant over three years.

(16)	Restricted stock was granted on September 4, 2018 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

66

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2020

The following table sets forth information with respect to the exercise of stock options by the NEOs during fiscal 2020 and the vesting during fiscal 2020 of stock awards previously granted to the NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Lip-Bu Tan	550,000	$45,025,864	164,176	$11,694,625

John M. Wall	—	—	43,282	3,517,473

Anirudh Devgan	210,000	16,376,800	131,341	9,864,934

Alinka Flaminia	—	—	—	—

Chin-Chi Teng	—	—	33,478	3,215,925

(1)

Amounts shown for option awards are determined by multiplying (i) the number of shares of Cadence common stock to which the exercise of the options related, by (ii) the difference between the per share sales price of Cadence common stock at exercise and the exercise price of the options.

(2)	Amounts shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Cadence common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2020

Under the Deferred Compensation Plan, Cadence employees who are classified as officers, vice presidents, directors, or an equivalent title and selected as eligible, as well as non-employee directors, may elect to defer compensation otherwise payable to them. Eligible employees may elect to defer up to 80% of their base salary and up to 100% of their non-equity incentive plan compensation while non-employee directors may elect to defer up to 100% of their directors’ fees. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Participants may elect to receive distributions from their account upon termination of employment or service with Cadence, the passage of a specified number of years or the attainment of a specified age. In addition, participants may elect to receive distributions in a lump-sum payment or annual installments over a five-, ten- or fifteen-year period. The participant’s account will be distributed upon termination of employment if it occurs prior to the participant’s elected period of service, years or age, in the form selected.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)

Lip-Bu Tan	$ —	$ —	$ 522	$ —	$ 89,757

John M. Wall	334,066	—	24,751	—	980,034

Anirudh Devgan	5,557	—	3,089	—	80,682

Alinka Flaminia	—	—	—	—	—

Chin-Chi Teng	229,952	—	54,140	281,349	2,151,522

(1)	The amounts reported in this column are reported as either “Salary” or “Non-Equity Incentive Plan Compensation” for such NEO in the 2020 Summary Compensation Table.

(2)

Amounts in this column take into consideration the following executive contribution amounts that were previously reported in the Summary Compensation Table as compensation for 2019 and 2018: Mr. Wall, an aggregate of $438,133 and Mr. Devgan, an aggregate of $10,216.

(3)	Amounts in this column include transactional fees and changes in market value.

67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS AND THE EXECUTIVE SEVERANCE PLAN

The information below describes certain compensation that would have become payable to the NEOs under existing plans and contractual arrangements, assuming that a termination of employment or a change in control combined with a termination of employment had occurred on January 2, 2021, based upon the $136.43 per share closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020), given the compensation and service levels of each NEO. In addition to the benefits described below, upon any termination of employment, the NEOs who elect to participate in the Deferred Compensation Plan would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2020 table above.

As of January 2, 2021, Messrs. Devgan and Tan were each subject to an employment agreement with Cadence, while Ms. Flaminia and Messrs. Teng and Wall were participants in the Executive Severance Plan, which was adopted by the Compensation Committee in May 2016. The employment agreements Cadence previously entered into with certain of its executive officers, including Messrs. Devgan and Tan, contain severance provisions that remain in effect, and such executive officers do not participate in the Executive Severance Plan.

The employment agreements and the Executive Severance Plan generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by Cadence without “cause” (as defined below), upon a termination of employment due to death or “permanent disability” (as defined below), and upon a termination of employment either by Cadence without “cause” or by the executive in connection with a “constructive termination” (as defined below) that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending thirteen months following such “change in control.” In addition, the employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination.” The Executive Severance Plan, however, does not provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination” unless the “constructive termination” commences within three months prior to a “change in control” of Cadence and ending thirteen months following such “change in control.” The employment agreements and the Executive Severance Plan do not provide for any benefits upon a termination by Cadence for “cause” or upon a voluntary resignation by the executive.

For purposes of the employment agreements and the Executive Severance Plan, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows:

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of duties;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engagement in any material act of theft or material misappropriation of company property in connection with employment;

•	material breach of Cadence’s Bylaws or any other agreement with Cadence or its affiliates (including the Code of Business Conduct and proprietary information and inventions agreement); or

•	material failure or refusal to perform the assigned duties.

“Constructive termination” generally means the occurrence of any one of the following events:

•	for Mr. Tan – a material adverse change, without his written consent, in his authority, duties, title or reporting relationship causing his position to be of materially less stature or responsibility, including

68

removal from his current position, or a reduction, without his written consent, in his base salary then in effect by more than 5% or a reduction by more than 5% in the stated target bonus opportunity;

•	for Ms. Flaminia and Messrs. Devgan, Teng and Wall – Cadence’s removal of the executive from his or her current position;

•	for Ms. Flaminia and Messrs. Devgan, Teng and Wall – a reduction, without written consent, in base salary by more than 10% or a reduction by more than 10% in the stated target bonus opportunity;

•	for Messrs. Devgan and Tan – in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control”;

•	for Messrs. Devgan and Tan – any material breach by Cadence of any provision of the employment agreement;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation; or

•	any failure by Cadence to obtain the written assumption of the employment agreement or the Executive Severance Plan by any successor to Cadence.

“Change in control” generally means the occurrence of any one of the following events:

•	any person is or becomes the beneficial owner of more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•	the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than twelve months and that renders the executive unable to perform effectively all of the essential functions of the position pursuant to the employment agreement or the Executive Severance Plan, with or without reasonable accommodation.

If the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) under the applicable employment agreement or Executive Severance Plan, or if the executive terminates employment in connection with a “constructive termination” under the applicable employment agreement, the executive will be entitled to the benefits provided for in a transition agreement provided for in the applicable employment agreement or Executive Severance Plan in exchange for the executive’s execution and delivery of a general release of claims in favor of Cadence. The transition agreements provide for a transition period commencing on the date that the executive no longer holds his or her executive position and ending on the

69

earliest of (i) the date on which the executive resigns as an employee of Cadence, (ii) the date on which Cadence terminates the executive’s employment due to a material breach by the executive of his or her duties or obligations under the transition agreement, and (iii) one year from the transition commencement date. During such transition period Cadence would provide the following payments and benefits:

•	continued employment by Cadence as a non-executive employee for up to a one-year transition period (or, in the case of Ms. Flaminia, six-month transition period) at a monthly salary of $4,000 per month ($2,000 in the case of Ms. Flaminia), payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the commencement of the transition period;

•	provided the executive elects COBRA coverage, continued coverage during the one-year transition period (six months in the case of Ms. Flaminia) under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•	accelerated vesting, as of the commencement of the transition period, of the executive’s outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding twelve-month period (or, in the case of Ms. Flaminia and Mr. Tan, the succeeding six-month period and 18-month period, respectively); provided that, if the executive remains employed pursuant to the transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the commencement of the transition period will continue to vest through the end of the applicable performance period only to the extent such performance period ends within twelve months (or, in the case of Ms. Flaminia and Mr. Tan, six months and 18 months, respectively) after the commencement of the transition period, the applicable performance conditions are satisfied and the executive remains employed pursuant to the transition agreement through the end of the applicable performance period;

•	a lump-sum payment equal to one year’s base salary (or, in the case of Ms. Flaminia, six-months’ base salary) at the highest annualized rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the commencement of the transition period (the “First Transition Payment Date”); and

•	a lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (125% for Mr. Tan, 115% for Mr. Devgan, 100% for Messrs. Teng and Wall and 37.5% for Ms. Flaminia), payable 30 to 60 days following the end of the transition period (the “Second Transition Payment Date”), provided the executive does not resign from employment with Cadence and Cadence does not terminate the executive’s employment due to a material breach of the executive’s duties under the transition agreement.

In addition, the employment agreements and the Executive Severance Plan provide that if, within three months before or thirteen months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates employment in connection with a “constructive termination,” then, in exchange for the executive’s execution and delivery of a transition and release agreement, in lieu of the equity acceleration described above, 100% (or, in the case of Ms. Flaminia, 50%) of the executive’s outstanding and unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreements). All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives will also receive: (i) an additional lump-sum payment equal to 50% of the executive’s annual base salary (or, in the case of Ms. Flaminia, 25%) at the highest rate in effect during the executive’s employment on the First Transition Payment Date, and (ii) an additional lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (62.5% for Mr. Tan, 57.5% for Mr. Devgan, 50% for Messrs. Teng and Wall and 18.75% for Ms. Flaminia) on the Second Transition Payment Date. The executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

70

Under the employment agreements and the Executive Severance Plan, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if the executive’s estate executes and delivers a release agreement:

•	accelerated vesting, as of the date of the executive’s termination of employment, of outstanding unvested equity compensation awards that would have vested over the succeeding twelve-month period (or, in the case of Ms. Flaminia, six-month transition period), and such awards and all previously vested equity awards will remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•	solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for twelve months (six months in the case of Ms. Flaminia) under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

Notwithstanding the foregoing, the severance and change in control provisions of the LTP Awards, which are discussed above in “Compensation Discussion and Analysis,” and in more detail in Cadence’s 2020 Proxy Statement, supersede the equity acceleration terms of the employment agreements and the Executive Severance Plan described above. In addition, provided that Ms. Flaminia remains Cadence’s Senior Vice President, Chief Legal Officer and Corporate Secretary through June 1, 2021, her severance terms will be amended on June 1, 2021 to conform to the terms described above with respect to Messrs. Wall and Teng.

The receipt of benefits following termination of employment under the employment agreements and the Executive Severance Plan is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements and the Executive Severance Plan, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of the transition agreements. During the transition period, the affected executive is entitled to receive the payments described above and is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationships with its current or prospective clients, customers, joint-venture partners or financial backers. Further, such executive must continue to cooperate with Cadence in matters related to the executive’s employment. Any violation of the provisions of the transition agreement shall result in the cessation of Cadence’s obligation to provide the then-unpaid portion of the affected executive’s termination benefits.

LIFE INSURANCE

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible U.S.-based employees, including each of its executive officers, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of January 2, 2021, for Ms. Flaminia and Messrs. Tan, Devgan, Teng and Wall was $1,435,000, $2,000,000, $2,000,000, $1,600,000 and $1,760,000, respectively.

POTENTIAL PAYMENTS

The tables below set forth the estimated value of the potential payments to the NEOs, assuming the executive’s employment was terminated on January 2, 2021, based upon the $136.43 per share closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020), under the applicable employment agreement or Executive Severance Plan in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments or due to any reduction under Section 280G of the Internal Revenue Code.

71

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Lip-Bu Tan	$24,000	$725,000	$906,250	$14,488	$19,914,415	$21,317,236	$42,901,389

John M. Wall(5)	24,000	440,000	440,000	13,128	2,308,096	7,278,557	10,503,781

Anirudh Devgan	24,000	550,000	632,500	34,804	5,643,828	13,495,571	20,380,703

Alinka Flaminia(5)	12,000	205,000	153,750	8,239	—	—	378,989

Chin-Chi Teng(5)	24,000	400,000	400,000	34,804	1,326,305	3,223,704	5,408,813

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $136.43 per share on such date.

(5)

Under the terms of the Executive Severance Plan, Ms. Flaminia and Messrs. Teng and Wall would have been eligible for severance benefits following a termination of employment by Cadence without “cause,” but would not have been entitled to severance benefits following a “constructive termination” not in connection with a “change in control.”

72

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Lip-Bu Tan	$24,000	$1,087,500	$1,359,375	$14,488	$27,408,021	$95,484,492	$125,377,876

John M. Wall	24,000	660,000	660,000	13,128	4,549,987	21,439,428	27,346,543

Anirudh Devgan	24,000	825,000	948,750	34,804	10,460,307	42,134,495	54,427,356

Alinka Flaminia	12,000	307,500	230,625	8,239	518,505	6,407,503	7,484,372

Chin-Chi Teng	24,000	600,000	600,000	34,804	3,456,274	17,052,112	21,767,190

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the difference between the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share. In addition, these amounts include the value of LTP Awards that would have vested assuming an acquisition price of $136.43 per share.

73

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or Due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each NEO, assuming the executive’s employment had terminated on January 2, 2021 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company-Paid COBRA Premiums (Upon Termination of Employment Due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)	Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total (Upon Termination of Employment Due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment Due to Death) ($)

Lip-Bu Tan	$14,488	$15,348,894	$30,804,492	$46,167,874	$46,153,386

John M. Wall	13,128	2,308,096	9,308,856	11,630,080	11,616,952

Anirudh Devgan	34,804	5,643,828	17,556,169	23,234,801	23,199,997

Alinka Flaminia	8,239	—	299,623	307,862	299,623

Chin-Chi Teng	34,804	1,326,305	5,254,003	6,615,112	6,580,308

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 31, 2020 (the last business day of Cadence’s fiscal 2020) of $136.43 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $136.43 per share on such date.

74

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of January 2, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,978,101(1)	$37.61(2)	21,921,894(3)

Equity compensation plans not approved by security holders(4)	—	—	348,754(5)

Total	4,978,101	$37.61	22,270,648

(1)

This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	The weighted average exercise price includes only the exercise prices of outstanding options and does not include outstanding RSUs, which have no exercise price.

(3)	This amount includes 5,254,076 shares available for issuance under the ESPP as of January 2, 2021.

(4)	Excludes 100,295 shares subject to issuance upon exercise of options assumed in connection with acquisitions at a weighted average exercise price of $2.85 per share.

(5)

These shares are available for issuance under the nusemi inc 2015 Equity Incentive Plan (the “Nusemi Plan”) as of January 2, 2021. The Nusemi Plan was assumed by Cadence in connection with the acquisition of nusemi inc in October 2017.

75

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Cadence is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Tan, Cadence’s CEO. To understand this disclosure, Cadence believes that it is important to give context to Cadence’s operations. Cadence’s corporate headquarters is in San Jose, California and Cadence has employees in over 20 countries. As a global organization, approximately 65% of Cadence’s employees were located outside of the United States as of January 2, 2021.

As discussed above in the “Compensation Discussion and Analysis,” Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with Cadence’s executive compensation program, Cadence’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, Cadence’s pay structures vary among its employees based on position and geographic location, with significant consideration given to competitive market practices.

IDENTIFICATION OF MEDIAN EMPLOYEE

Cadence selected January 2, 2021, the last day of fiscal 2020, as the date on which to determine its median employee for purposes of calculating the fiscal 2020 pay ratio. As of that date, Cadence had approximately 9,000 employees, including full-time and part-time employees, temporary employees and interns. For purposes of identifying the median employee, Cadence considered the aggregate of all the following compensation elements for each of its employees, as compiled from Cadence’s internal records as of January 2, 2021:

•	Target base salary or base pay

•	Target bonuses

•	Grant date fair value of equity awards granted in fiscal 2020

Cadence selected the above compensation elements because they represent Cadence’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the exchange rates for each of the twelve periods in Cadence’s fiscal year ended January 2, 2021. In identifying its median employee, Cadence did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.

In determining the annual total compensation disclosed below for the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2020 Summary Compensation Table with respect to each of Cadence’s NEOs.

76

PAY RATIO

For 2020, Cadence’s last completed fiscal year:

•	The median of the annual total compensation of all of Cadence’s employees, other than Mr. Tan, was $108,682.

•	Mr. Tan’s annual total compensation, as reported in the “Total” column of the 2020 Summary Compensation Table presented under “Compensation of Executive Officers,” was $9,604,640.

Based on this information, the ratio of the annual total compensation of Mr. Tan to the median of the annual total compensation of all of Cadence’s employees other than Mr. Tan is estimated to be 88 to 1.

ALTERNATIVE PAY RATIO WITH ANNUALIZED LTP AWARDS

As discussed above in the “Compensation Discussion and Analysis,” Mr. Tan received LTP Awards in fiscal 2016, 2017 and 2019 as a complement to his annual equity grants as an incentive to drive strong, sustained increases in stockholder value over a multi-year performance period. Mr. Tan did not receive an LTP Award in fiscal 2020. Under SEC disclosure rules, the entire grant date fair value of each LTP Award is required to be reported in the Summary Compensation Table in the year of grant rather than over the performance period. Accordingly, when calculating the pay ratio disclosed above, Mr. Tan’s outstanding LTP Awards were not included in the calculation.

When determining grant levels, however, the Compensation Committee considers the long-term performance period of the LTP Awards and reviews executive pay on an annualized basis rather than on a grant date basis. The Compensation Committee believes that annualizing Mr. Tan’s LTP Awards over their performance period is more representative of how the awards are earned and provides a better comparison to market levels that are reported on annualized bases. Accordingly, in addition to the required pay ratio calculation above, Cadence has calculated an alternative pay ratio using an adjusted amount of compensation for Mr. Tan that annualizes Mr. Tan’s LTP Awards by including as fiscal 2020 compensation one-fifth of the grant date fair value of each of the LTP Awards granted to Mr. Tan to reflect their overlapping five-year performance periods. When calculated in this manner, Mr. Tan’s adjusted compensation is $12,340,396 and the ratio of the annual total compensation of Mr. Tan to the median of the annual total compensation of all of Cadence’s employees other than Mr. Tan is estimated to be 114 to 1.

CEO LTP Awards - Grant Date Fair Values(1) CEO LTP Awards - Annualized Values(1) $15 $15 $10 $10 Millions $5 Millions $5 $0 2016 2017 2018 2019 2020 2021 2022 2023 $0 2016 2017 2018 2019 2020 2021 2022 2023 2016 & 2017 LTP Awards 2019 LTP Award 2016 & 2017 LTP Awards 2019 LTP Award

77

LTP Awards	2016	2017	2018	2019	2020	2021	2022	2023

Grant Date Fair Values(1)

2016 & 2017	$1,261,420	$1,142,160	$—	$—	$—	$—	$—	$—

2019	—	—	—	11,275,200	—	—	—	—

Total	1,261,420	1,142,160	—	11,275,200	—	—	—	—

Annualized Values(2)

2016 & 2017	480,716	480,716	480,716	480,716	480,716	—	—	—

2019	—	—	—	2,255,040	2,255,040	2,255,040	2,255,040	2,255,040

Total	480,716	480,716	480,716	2,735,756	2,735,756	2,255,040	2,255,040	2,255,040

(1)

The performance period for Mr. Tan’s 2016 and 2017 LTP Awards is approximately five years from February 2016 to March 2021. The performance period for his 2019 LTP Award is five years from March 2019 to March 2024. No LTP Award was granted in 2018, 2020 or 2021.

(2)

Because the 2017 LTP Award granted to Mr. Tan was intended to be an increase to, and mirrored the terms of, his 2016 LTP Award, the grant date fair values of these awards have been aggregated and annualized over a five-year performance period. The annualized value of the 2019 LTP Award is equal to its grant date fair value divided by five.

This alternative pay ratio is not a substitute for the pay ratio calculated in accordance with the SEC disclosure rules, but Cadence believes it is helpful in fully evaluating the ratio of Mr. Tan’s annual total compensation to the median of the annual total compensation of all of Cadence’s employees.

78

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures, which require that all “interested transactions” (as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 since the beginning of Cadence’s last completed fiscal year;

•	Cadence or any of its subsidiaries is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•	Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has preapproved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

◾	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

◾	The executive officer is not an immediate family member of a “related party,” the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a NEO and the Compensation Committee approved (or recommended that the Board approve) such compensation.

79

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director and/or equity owner of, together with all other related parties, less than 10% of that company’s shares, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the greater of (i) $200,000 and/or (ii) 5% of the recipient’s total annual revenues;

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the lesser of (i) $200,000 or (ii) 5% of the charitable organization’s total annual revenues, or if donations are made pursuant to Cadence’s matching program as a result of contributions by employees, pursuant to a program that is available on the same terms to all employees of Cadence;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Board has also delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000. Further, if a director serves as an executive officer of another company with which Cadence does business, the Corporate Governance and Nominating Committee may establish guidelines, via resolutions, under which certain transactions are deemed pre-approved and the Corporate Governance and Nominating Committee, on at least an annual basis, reviews both Cadence’s relationship with the director-affiliated company and the guidelines that have been established for management of that relationship.

TRANSACTIONS WITH RELATED PARTIES

As disclosed previously and in this proxy statement, Mr. Tan, Cadence’s CEO and a member of the Board, is also the founder and Chairman of Walden International (“Walden”), an international venture capital firm, that invests in privately held companies. In addition to continuing to serve as Chairman of Walden, from time to time Mr. Tan also makes direct investments alongside Walden or in other companies in the semiconductor and electronics systems industry for himself or his family. Certain companies that are customers of Cadence have, from time to time, invested in Walden funds. As of January 2, 2021, the aggregate amount of such investments by such customers represented approximately 15.5% of Walden’s total cumulative capital commitments.

From time to time, companies in which Walden or Mr. Tan has invested are customers of Cadence or otherwise transact with Cadence. In fiscal 2020, customer arrangements involving companies associated with Walden, Mr. Tan or his family accounted for less than 5% of Cadence’s consolidated gross revenue. All of these arrangements were entered into in the best interests of Cadence and none of these arrangements individually was material to Cadence.

While none of the foregoing transactions, individually or in the aggregate, is material to Cadence or Mr. Tan, the Board has nonetheless put in place policies and procedures designed to assure that any such transactions are appropriately reviewed and monitored by the Corporate Governance and Nominating Committee and that any such transactions that are entered into are on an arm’s length basis and on terms that are not adverse to Cadence. Such transactions will be undertaken by Cadence only when the transactions are in the best interests of Cadence and when Mr. Tan’s interest is appropriately disclosed and the transaction is approved by the Corporate Governance and Nominating Committee (e.g., on the basis that it will be made on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and considering the

80

extent of Mr. Tan’s interest in the transaction). In addition, all such transactions, including discussions prior to the execution of the agreements, are subject to the terms of the Code of Business Conduct and Related Party Transaction Policies and Procedures. These policies and internal procedural guidelines also require that Mr. Tan recuse himself from any discussion or approval by the Corporate Governance and Nominating Committee of Cadence’s transactions with those companies that are associated with Walden or Mr. Tan, except to provide material information concerning such transactions to the Corporate Governance and Nominating Committee. Further, when required by SEC rules and regulations, Cadence will disclose the terms of individual transactions to its stockholders.

Acting in accordance with the policies and procedures described above regarding companies in which Walden or Mr. Tan is invested, in the first quarter of 2021, Cadence entered into the first in a series of anticipated agreements with Ennocad (Chengdu) Electronic Technology Co., Ltd. (“Ennocad”), a company in which a Walden investment fund owns an approximately 13% interest. Once the necessary agreements are completed, Ennocad will serve for an anticipated three-year term as a provider of emulation and prototyping hardware services via a cloud platform to customers in China with contingent, performance-based exclusivity rights in China. The Corporate Governance and Nominating Committee, having considered Mr. Tan’s interests (including through Walden), determined that such arrangement is in the best interests of Cadence. Under the arrangement, Cadence anticipates selling hardware products to Ennocad and will receive royalty payments on cloud services provided by Ennocad to end users. Cadence will also receive payments for certain ancillary services provided to Ennocad. The terms of the agreements with Ennocad are and will be no less favorable to Cadence than terms generally available to an unaffiliated party under the same or similar circumstances. Having considered Mr. Tan’s interests and the applicable terms, Cadence believes Mr. Tan’s interest in such sales and future anticipated transactions with Ennocad to be immaterial.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

81

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

Time and Location

The Annual Meeting is scheduled to take place on May 6, 2021, at 1:00 p.m. Pacific Time. Due to the continued public health impact of COVID-19 and to protect the health and well-being of Cadence stockholders and employees, our 2021 Annual Meeting will be held by virtual meeting format only.

To attend the Annual Meeting, go to www.meetingcenter.io/226058748. Online access to the virtual meeting will begin at 12:45 p.m. Pacific Time to allow time for log-in. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

Accessing the Virtual Meeting as a Stockholder or Guest

•	Attending as a Stockholder. Registered and beneficial stockholders as of the Record Date may log into the virtual meeting as a “stockholder,” which will allow them to ask questions and vote during the meeting, as well as view a list of registered stockholders as of the Record Date. You will need a control number to log in as a stockholder, as more fully described below.

•	Attending as a Guest. Stockholders and members of the public may also attend the virtual meeting by logging in as a “guest,” which does not require a control number. Guests cannot ask questions or vote during the meeting.

Registered Stockholders

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are a “registered stockholder” and the “stockholder of record” of those shares. In such case, you will receive a notice card or proxy card with a 15-digit control number from Computershare in the mail (or electronically if you so elected). Such control number may be used to access the virtual meeting website as a stockholder, along with the meeting password, CDNS2021.

Beneficial Stockholders

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (commonly referred to as being held “in street name”), you are a “beneficial stockholder” and your broker, bank or other nominee is considered the “stockholder of record” of those shares. In such case, you have the right to direct your broker, bank or other nominee on how to vote your shares and will receive in the mail (or electronically if you so elected) a voting instruction form with a control number from such broker, bank or other nominee.

Beneficial stockholders can attend the virtual Annual Meeting in two ways:

•	Pre-Registration with Legal Proxy. Beneficial stockholders may attend and vote at the virtual meeting by following the same standard pre-registration process that would have applied to an in-person meeting. To pre-register, send an email to legalproxy@computershare.com before 5:00 p.m. Pacific Time on May 3, 2021 and include your mailing address and an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received from your broker, bank or other nominee and click on “Vote in person at the meeting” or (2) request one through your bank, broker or other nominee. After you transmit the legal proxy to the foregoing email address, you will receive a control number from Computershare, our virtual meeting provider, to access the virtual meeting website as a “stockholder.”

82

Note that once you request a legal proxy, all control numbers you previously received from your broker (see next paragraph) and any votes that you have previously cast will be invalidated. Thus, you will need to attend the Annual Meeting with the new control number from Computershare and vote your shares during the Annual Meeting.

•	Direct Access with Broker Control Number. In an effort to make our virtual Annual Meeting more easily accessible, Cadence has engaged a new service being offered by Computershare this year through which the vast majority of beneficial stockholders may access the virtual meeting website as a “stockholder” using the control number directly provided by their broker, bank or other nominee on their voting instruction form, without the need for pre-registration with a legal proxy. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through either www.proxyvote.com or www.proxypush.com, then you may access, participate in and vote at the Annual Meeting by entering the control number provided on your voting instruction form into the log-in page of the virtual meeting website. Attending the Annual Meeting using this method of access will have no effect on any previously cast votes unless you elect to change your vote at the Annual Meeting.

If your voting instruction form or notice directs you to a voting platform other than the two websites mentioned above, then it means that your broker, bank or other nominee is not a participant in this new service and therefore, you must follow the “Pre-Registration with Legal Proxy” process in order to participate in the virtual Annual Meeting as a “stockholder.”

Stockholder Questions

Questions from stockholders will be answered during the Annual Meeting, subject to the rules of conduct of the meeting that will be published on the virtual meeting website and time constraints. If we receive substantially similar questions, we may group such questions together and provide a summary. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints or otherwise, Cadence will post answers to such questions on our Investor Relations page at www.cadence.com as soon as practicable after the Annual Meeting.

QUESTIONS AND ANSWERS RELATING TO PROXY MATERIALS

1.	Why am I receiving these proxy materials?

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, for the Annual Meeting to be held on May 6, 2021, at 1:00 p.m. Pacific Time, or at any adjournment or postponement thereof. The purpose of the Annual Meeting is set forth in this proxy statement and in the accompanying notice of annual meeting.

This proxy statement contains important information to consider when deciding how to vote on the matters brought before the Annual Meeting. Stockholders entitled to vote at the Annual Meeting are encouraged to read it carefully.

Cadence intends to publish this proxy statement on the Investor Relations page at www.cadence.com on or about March 26, 2021.

2.	How may I obtain Cadence’s annual report on Form 10-K?

A copy of Cadence’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 is available free of charge on the internet from the SEC at www.sec.gov and on our Investor Relations page at www.cadence.com.

3.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials? How may I obtain a paper copy of the proxy materials?

Pursuant to the rules adopted by the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. This

83

process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources.

On or about March 26, 2021, Cadence will mail to each stockholder entitled to vote at the Annual Meeting (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials that contains instructions on how to access and review the proxy materials (including Cadence’s proxy statement and annual report) on the internet and how to access a proxy card to vote on the internet or by telephone.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

4.	How can I access the proxy materials over the internet?

Your Notice of Internet Availability of Proxy Materials will contain instructions on how to access and view the proxy materials on the internet and how to request a paper copy of the proxy materials.

The proxy materials are also available on the Investor Relations page at www.cadence.com.

5.	I received one copy of the proxy materials. May I get additional copies?

You may request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com.

6.

What if I received a notice from my broker stating that it will be “householding” deliveries to my address? What if I received more than one copy of the Notice of Internet Availability of Proxy Materials and proxy materials?

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. If you received a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of such materials, you may also submit a request to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com, and we will promptly provide them to you.

QUESTIONS AND ANSWERS RELATING TO VOTING

7.	Who may vote at the Annual Meeting?

You may vote if you owned shares of Cadence common stock, $0.01 par value per share, as of the close of business on March 8, 2021, which is the Record Date for the Annual Meeting. At the close of business on the Record Date, Cadence had 279,070,671 shares of common stock outstanding and entitled to vote.

84

Each share outstanding on the Record Date is entitled to one vote at the Annual Meeting. You are entitled to vote shares that are (i) held directly in your name or (ii) held for you as the beneficial owner in a brokerage account or through a broker, bank or other nominee rather than directly in your name.

8.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares of Cadence common stock.

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (that is, “in street name”), you are considered the “beneficial owner” of those shares of Cadence common stock. In that case, your broker, bank or other nominee is considered the “stockholder of record” with respect to those shares of Cadence common stock and should be forwarding the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote those shares of Cadence common stock.

9.	How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record as of the close of business on the Record Date, you have three options for submitting your vote prior to the Annual Meeting: (i) via the internet, (ii) by telephone or (iii) by mail (by completing, signing, dating and mailing a paper proxy card, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials).

If you attend the Annual Meeting by logging into the virtual meeting as a stockholder, you may also submit your vote via the virtual meeting website, in which case any votes that were previously submitted — whether via the internet, telephone or mail — will be superseded by the vote that is cast at the Annual Meeting.

Whether your proxy is submitted via the internet, telephone or mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by you.

10.	How do I vote my shares if I am a beneficial owner through a broker, bank or other nominee?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares of Cadence common stock held through a broker, bank or other nominee may be voted at the Annual Meeting by you only if you log into the virtual meeting website as a stockholder. The two methods for doing so are described above under “Attending the Annual Meeting.”

11.	What is the vote required to pass each of the proposals?

Proposal 1 – regarding the election of directors, each director must receive a majority of the votes cast (the number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Proposals 2, 3 and 4 – the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required for approval of the proposal.

12.	Who will bear the cost of this proxy solicitation?

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the Annual Meeting.

85

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of Cadence common stock for their costs of forwarding solicitation materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by MacKenzie Partners, Inc. Cadence has retained MacKenzie Partners to solicit proxies for an aggregate fee of approximately $15,000, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

If you have any questions or need any assistance in voting your shares, please contact MacKenzie Partners toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

13.	What are broker non-votes and how are the broker non-votes counted?

Broker non-votes occur when a bank, broker or other nominee (i.e., the record holder) has not received voting instructions from the beneficial owner on a matter for which the record holder does not have discretionary power to vote. For such matters, broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will have no effect on voting on the matter.

14.	When does a broker have discretion to vote my shares?

Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.

Proposal 1 – regarding the election of directors, Proposal 2 – regarding an advisory resolution to approve named executive officer compensation and Proposal 4 – regarding the stockholder proposal (if properly presented) are all considered non-routine matters. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2 or 4.

Proposal 3 – regarding the ratification of the selection of Cadence’s independent registered public accounting firm is considered a routine matter and brokers are therefore permitted to vote shares held by them without instruction from beneficial owners.

15.	How are abstentions counted?

Abstentions are counted as present for purposes of determining the presence of a quorum, but how abstentions affect the outcome of a vote differs based on the required vote for the proposal.

Proposal 1 – regarding the election of directors, abstentions count neither as a vote “for” nor a vote “against” a director.

Proposals 2, 3 and 4 – abstentions will have the same effect as a vote against that proposal.

16.	Can I change a vote I have previously cast?

If you are a stockholder of record, you may change or withdraw your proxy at any time before it is actually voted, irrespective of whether your proxy was submitted via the internet, telephone or mail. Your proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the Annual Meeting and voting via the virtual meeting website. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy.

86

If you are a beneficial owner who holds your stock through a bank, broker or other nominee, you must contact the bank, broker or other nominee that holds your shares for specific instructions on how to change or revoke your vote, or attend the Annual Meeting logged in as a stockholder and vote via the virtual meeting website.

17.	How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

Proposal 1:	FOR the election of each of the nine director nominees named in this proxy statement;

Proposal 2:	FOR the advisory resolution to approve named executive officer compensation;

Proposal 3:	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm for its fiscal year ending January 1, 2022; and

Proposal 4:	AGAINST the stockholder proposal regarding action by written consent.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL MEETING

18.	What constitutes a quorum for the Annual Meeting?

The presence, including by proxy, of a majority of the shares of Cadence common stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting.

19.	Who is the inspector of elections for the Annual Meeting?

Computershare has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUESTIONS AND ANSWERS RELATING TO STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

20.	Can stockholders submit proposals for inclusion in Cadence’s proxy materials for the next annual meeting?

Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and received no later than the close of business (5:00 p.m. Pacific Time) on November 26, 2021 to be included in the proxy statement and form of proxy relating to the 2022 Annual Meeting of Cadence stockholders.

21.	Can stockholders nominate directors for inclusion in Cadence’s proxy materials for the next annual meeting?

Cadence’s Bylaws provide that, under certain circumstances, director candidates nominated by a stockholder or group of stockholders may be included in Cadence’s annual meeting proxy materials. These proxy access provisions of Cadence’s Bylaws provide, among other things, that a stockholder or group of no more than 20 stockholders seeking to include director candidates in Cadence’s proxy materials must own at least 3% of Cadence’s outstanding shares of common stock continuously for at least the previous three years. The number of stockholder-nominated candidates to be included in any set of proxy materials cannot exceed the greater of two individuals or 20% of the number of directors (rounded down to the nearest whole number), which number may be reduced under certain circumstances, as described in Cadence’s Bylaws. The nominating stockholder or group of stockholders must also deliver the information required by Cadence’s Bylaws and satisfy the other applicable requirements of Cadence’s Bylaws, and each nominee must meet the qualifications set forth in Cadence’s Bylaws.

87

Notices to include stockholder-nominated candidates in Cadence’s proxy materials for the 2022 Annual Meeting of stockholders must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on January 6, 2022 and no earlier than the close of business on December 7, 2021, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2022 Annual Meeting of Cadence stockholders changes by more than 30 days from the first anniversary of the 2021 Annual Meeting, nomination notices must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

22.

What is the deadline for stockholders to submit director nominations or other proposals for consideration at the next annual meeting that stockholders do not seek to include in Cadence’s proxy materials?

For director nominations or other business proposals that the stockholder does not seek to include in Cadence’s 2022 proxy materials pursuant to the proxy access provisions set forth in Cadence’s Bylaws or Rule 14a-8 under the Exchange Act, the nominations or proposals must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on February 5, 2022 and no earlier than the close of business on January 6, 2022, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2022 Annual Meeting of Cadence stockholders changes by more than 30 days from the first anniversary of the 2021 Annual Meeting, any such stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

88

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Alinka Flaminia
Senior Vice President, Chief Legal Officer and Corporate Secretary

March 26, 2021

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 2021 CAN BE FOUND ON THE INVESTOR RELATIONS PAGE AT WWW.CADENCE.COM OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

89

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/CDNS or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CDNS

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A

Proposals –  THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC. RECOMMENDS A VOTE FOR EACH OF THE NINE DIRECTOR NOMINEES FOR ELECTION, A VOTE FOR PROPOSAL 2, A VOTE FOR PROPOSAL 3 AND A VOTE AGAINST PROPOSAL 4.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mark W. Adams	☐	☐	☐	02 - Ita Brennan	☐	☐	☐	03 - Lewis Chew	☐	☐	☐
04 - Julia Liuson	☐	☐	☐	05 - James D. Plummer	☐	☐	☐	06 - Alberto Sangiovanni- Vincentelli	☐	☐	☐
07 - John B. Shoven	☐	☐	☐	08 - Young K. Sohn	☐	☐	☐	09 - Lip-Bu Tan	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory resolution to approve named executive officer compensation.	☐	☐	☐	3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 1, 2022.	☐	☐	☐

4. Stockholder proposal regarding written consent.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03F0QD

The 2021 Annual Meeting of Stockholders of Cadence Design Systems, Inc. will be held on

May 6, 2021, 1:00 P.M. Pacific Time, virtually via the internet at www.meetingcenter.io/226058748.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – CDNS2021.

Important notice regarding the internet availability of proxy materials for the 2021 Annual Meeting of Stockholders of Cadence Design Systems, Inc.

The 2021 Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 2, 2021 of Cadence Design Systems, Inc. are available at http://www.envisionreports.com/CDNS.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CDNS

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY SOLICITED FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 6, 2021

The undersigned hereby appoints Lip-Bu Tan, John M. Wall and Alinka Flaminia, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2021 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held virtually via the internet at www.meetingcenter.io/226058748, on May 6, 2021 at 1:00 p.m. Pacific Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CADENCE DESIGN SYSTEMS, INC.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE NINE DIRECTOR NOMINEES FOR ELECTION, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2021 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛